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                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                          dated as of August 24, 1997

                                  by and among

                         HOUSEHOLD INTERNATIONAL, INC.,

                           HOUSEHOLD AUTO CORPORATION

                                      and

                        ACC CONSUMER FINANCE CORPORATION



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                                TABLE OF CONTENTS


                                                                                         PAGE
ARTICLE I
       DEFINITIONS.........................................................................1
              SECTION 1.1   Definitions....................................................1

ARTICLE II

       THE MERGER..........................................................................8
              SECTION 2.1   The Merger.....................................................8
              SECTION 2.2   Effective Time of the Merger...................................8
              SECTION 2.3   Closing........................................................8
              SECTION 2.4   Effects of the Merger..........................................8
              SECTION 2.5   Certificate of Incorporation and By-Laws.......................8
              SECTION 2.6   Directors......................................................8
              SECTION 2.7   Officers.......................................................9

ARTICLE III

        CONVERSION OF SHARES                                                               9
              SECTION 3.1   Conversion of Capital Stock of Merger Sub......................9
              SECTION 3.2   Conversion of Capital Stock of Garage..........................9
              SECTION 3.3   Exchange of Certificates......................................10
              SECTION 3.4   Dividends, Fractional Shares, Etc.............................11
              SECTION 3.5   Garage Stock Options..........................................13
              SECTION 3.6   Tax Treatment.................................................14
              SECTION 3.7   Appraisal Rights..............................................14

ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF GARAGE..........................................14
             SECTION 4.1    Organization and Qualifications; Subsidiaries.................15
             SECTION 4.2    Certificate of Incorporation and Bylaws.......................15
             SECTION 4.3    Capitalization................................................15
             SECTION 4.4    Authority Relative to This Agreement .........................16
             SECTION 4.5    No Conflict; Required Filings and Consents; Certain
                            Contracts.....................................................16
             SECTION 4.6    Compliance ...................................................17
             SECTION 4.7    SEC Reports and Financial Statements..........................17


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
             SECTION 4.8    Absence of Certain Changes or Events.........................18
             SECTION 4.9    Litigation...................................................18
             SECTION 4.10   Intentionally Omitted........................................18
             SECTION 4.11   Employee Benefit Plans.......................................18
             SECTION 4.12   Labor........................................................20
             SECTION 4.13   Insurance....................................................20
             SECTION 4.14   Brokers......................................................21
             SECTION 4.15   Taxes........................................................21
             SECTION 4.16   Environmental Matters........................................22
             SECTION 4.17   Loans........................................................22
             SECTION 4.18   Intellectual Property........................................23
             SECTION 4.19   Books and Records............................................23
             SECTION 4.20   Transactions with Affiliates.................................24
             SECTION 4.21   Opinion of Financial Advisor.................................24
             SECTION 4.22   Reliance.....................................................24
             SECTION 4.23   Disclosure...................................................24

ARTICLE V

        REPRESENTATIONS AND WARRANTIES OF HOME AND MERGER SUB............................24
             SECTION 5.1    Organization and Qualifications; Subsidiaries................24
             SECTION 5.2    Charter and Bylaws...........................................25
             SECTION 5.3    Capitalization...............................................25
             SECTION 5.4    Authority Relative to This Agreement ........................25
             SECTION 5.5    No Conflict; Required Filings and Consents...................25
             SECTION 5.6    Compliance...................................................26
             SECTION 5.7    SEC Reports and Financial Statements.........................26
             SECTION 5.8    Absence of Certain Changes or Events.........................27
             SECTION 5.9    Litigation...................................................27
             SECTION 5.10   Intentionally Omitted........................................28
             SECTION 5.11   Insurance....................................................28
             SECTION 5.12   Brokers......................................................28
             SECTION 5.13   Taxes........................................................28
             SECTION 5.14   Reliance.....................................................29
             SECTION 5.15   Financial Capability ........................................29
             SECTION 5.16   Disclosure...................................................29
ARTICLE VI

        COVENANTS........................................................................29
             SECTION 6.1    Notification of Certain Matters..............................29
             SECTION 6.2    Further Action, Reasonable Efforts; Consents and Approvals...29


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
             SECTION 6.3    Conduct of Business of Garage Pending the Closing............30
             SECTION 6.4    Conduct of Business of Home Pending the Closing..............32
             SECTION 6.5    Access to Information........................................32
             SECTION 6.6    No Solicitation..............................................33
             SECTION 6.7    Stockholder Meeting..........................................34
             SECTION 6.8    Registration Statements and Joint Proxy
                            Statement/Prospectus.........................................34
             SECTION 6.9    Letters of Accountants.......................................35
             SECTION 6.10   Intentionally Omitted........................................35
             SECTION 6.11   Public Announcements.........................................35
             SECTION 6.12   Blue Sky.....................................................36
             SECTION 6.13   NYSE Listing.................................................36
             SECTION 6.14   Affiliates...................................................36
             SECTION 6.15   Indemnification with Respect to the Registration Statement...36
             SECTION 6.16   Directors' and Officers' Indemnification and Insurance.......38
             SECTION 6.17   Employee Matters.............................................39
             SECTION 6.18   Tax-Free Reorganization......................................39
             SECTION 6.19   Form S-8.....................................................39
ARTICLE VII

        CONDITIONS TO THE MERGER.........................................................39
             SECTION 7.1    Conditions to Each Party's Obligation to Effect the Merger...40
             SECTION 7.2    Conditions to Obligations of Garage to Effect the Merger.....40
             SECTION 7.3    Conditions to Obligations of Home and Merger Sub to Effect
                            the Merger...................................................41

ARTICLE VIII

        TERMINATION, WAIVER, AMENDMENT AND CLOSING.......................................42
             SECTION 8.1    Termination..................................................42
             SECTION 8.2    Effect of Termination........................................43
             SECTION 8.3    Amendment or Supplement......................................43
             SECTION 8.4    Extension of Time, Waiver, Etc...............................44
             SECTION 8.5    Termination Fee..............................................44

  ARTICLE IX

       MISCELLANEOUS.....................................................................44
             SECTION 9.1    Governing Law................................................44
             SECTION 9.2    Entire Agreement.............................................45
             SECTION 9.3    Modification; Waiver.........................................45
             SECTION 9.4    Notices......................................................45


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
             SECTION 9.5    Expenses.....................................................46
             SECTION 9.6    Assignment...................................................46
             SECTION 9.7    No Survival..................................................46
             SECTION 9.8    Severability.................................................47
             SECTION 9.9    Successors and Assigns; Third Parties........................47
             SECTION 9.10   Counterparts.................................................47
             SECTION 9.11   Interpretation; References...................................47
             SECTION 9.12   Dispute Resolution and Jurisdiction..........................47
             SECTION 9.13   Exhibits and Schedules.......................................48
             SECTION 9.14   Attorneys' Fees..............................................48
             SECTION 9.15   Waiver of Jury Trial.........................................48
             SECTION 9.16   Further Assurances...........................................48
             SECTION 9.17   Negotiation of Agreement.....................................48


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                              DISCLOSURE SCHEDULES

            Schedule 4.1  -- Subsidiary
            Schedule 4.5  -- Conflicts
            Schedule 4.6  -- Compliance
            Schedule 4.8  -- Absence of Certain Changes or Events
            Schedule 4.9  -- Litigation
            Schedule 4.11 -- Employee Benefit Plans
            Schedule 4.12 -- Labor
            Schedule 4.13 -- Insurance
            Schedule 4.14 -- Brokers
            Schedule 4.17 -- Loans
            Schedule 4.20 -- Transactions with Affiliates
            Schedule 6.3  -- Conduct of Business of Garage Pending the Closing
            Schedule 6.16 -- Directors' and Officers' Indemnification and
                             Insurance

                                    EXHIBITS

            Exhibit A  -- Form of Rule 145 Affiliate Agreement
            Exhibit B  -- Form of Legal Opinion of J. W. Blenke, Counsel to
                          Home and Merger Sub
            Exhibit C  -- Form of Legal Opinion of Cooley Godward LLP, Counsel
                          to Garage
            Exhibit D  -- Forms of Stockholder Agreements
            Exhibit E  -- Form of Management Stockholder Agreement
            Exhibit F  -- Form of Tax Representation Letters

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of August 24, 1997 (the "Agreement"), by and among HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation ("Home"), HOUSEHOLD AUTO CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Home ("Merger Sub"), and ACC CONSUMER FINANCE CORPORATION, a Delaware corporation ("Garage").

            WHEREAS, Home, Merger Sub and Garage have determined that the merger of Merger Sub with and into Garage on the terms set forth herein (the "Merger"), with Garage surviving as a wholly-owned subsidiary of Home, is advisable and in the best interests of their respective corporations and stockholders and have approved this Agreement;

            WHEREAS, to satisfy a condition to Home entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain stockholders of Garage have entered into Stockholder Agreements with Home pursuant to which such stockholders have agreed, on the terms and subject to conditions thereof, to vote certain of their shares of Garage Common Stock;

            WHEREAS, to satisfy a condition to Home entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain management stockholders of Garage have entered into a Management Stockholder Agreement with Home pursuant to which such stockholders have agreed, on the terms and subject to conditions thereof, to vote certain of their shares of Garage Common Stock;

            WHEREAS, by executing this Agreement, the parties intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

            NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 Definitions. The capitalized terms used in this Agreement and not otherwise defined shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

            "Acquisition Proposal" shall have the meaning set forth in Section 6.6.

            "Benefit Arrangement" shall mean any benefit arrangement, obligation, custom, or practice to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, including but not limited to stock options, restricted stock rights and performance unit awards, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, employee loans, employee banking privileges, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents. Benefit Arrangements exclude any employment agreements that would, by their terms, terminate on or before the Closing Date and those that could be terminated immediately after the Closing Date without additional expense to the Garage Companies.

            "Benefit Plan" shall have the meaning given in Section 3(3) of ERISA and shall include comparable plans subject to the laws of foreign countries.

            "Blue Sky Laws" shall have the meaning set forth in Section 4.5.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or New York City, New York are not required to be open.

            "Cash Consideration" shall mean (a) the aggregate cash component of the Merger Consideration determined by Home in accordance with Section 3.2(a) and Section 3.2(c) of this Merger Agreement plus (b)(x) the number of Dissenting Shares multiplied by (y) $22 per share. For purposes of making the foregoing calculation, Dissenting Shares shall be determined as of the Effective Time.

            "Certificate of Merger" shall have the meaning set forth in Section 2.2.

            "Certificates" shall have the meaning set forth in Section 3.2.

            "Claim" shall have the meaning set forth in Section 6.16.


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            "Closing" shall have the meaning set forth in Section 2.3.

            "Closing Date" shall have the meaning set forth in Section 2.3.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Confidential Information" shall have the meaning set forth in
     Section 6.5.

            "Consents" shall have the meaning set forth in Section 6.2.

            "Contract" shall mean, with respect to any Person, any note, bond, indenture, lease, license, permit, franchise, deed of trust, mortgage, loan agreement or other document, instrument, obligation or agreement, oral or written, to which such Person or any of its subsidiaries is a party or by which any of them or their assets or properties is bound or affected.

            "DGCL" means the General Corporation Law of the State of Delaware.

            "Dissenting Shares" shall have the meaning set forth in Section 3.7.

            "Effective Day" shall mean the day on which the Effective Time occurs.

            "Effective Time" shall have the meaning set forth in Section 2.2.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" shall mean any Person that together with any of the Garage Companies would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which any of the Garage Companies is or has been a general partner.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Agent" shall have the meaning set forth in Section 3.3.

            "Exchange Ratio" shall have the meaning set forth in Section 3.2.

            "GAAP" shall mean generally accepted accounting principles.

            "Garage 1995 Option Plan" shall have the meaning set forth in
     Section 3.5.


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            "Garage Benefit Arrangement" shall mean any Benefit Arrangement sponsored or maintained by the Garage Companies or with respect to which any of the Garage Companies has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former directors, employees, or agents of the Garage Companies.

            "Garage Common Stock" shall mean the common stock, par value, $.001 per share, of Garage.

            "Garage Companies" shall mean Garage and any subsidiary of Garage that currently has or previously had employees.

            "Garage Directors' Option Plan" shall have the meaning set forth in
     Section 3.5.

            "Garage Financial Advisor" shall have the meaning set forth in
     Section 4.14.

            "Garage Meeting" shall have the meaning set forth in Section 6.7.

            "Garage Option Plans" shall mean the Garage 1995 Option Plan and the Garage Directors' Option Plan.

            "Garage Plan" shall mean any Benefit Plan for which any of the Garage Companies is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Benefit Plan maintained by any of the Garage Companies or to which any of the Garage Companies is obligated to make payments, in each case with respect to any present or former employees of the Garage Companies. Garage Plan shall include any Qualified Plan terminated within the preceding six years.

            "Garage SEC Reports" shall have the meaning set forth in Section
     4.7.

            "Garage Stock Options" shall have the meaning set forth in Section 3.5.

            "Garage Stockholder Approval" shall have the meaning set forth in
     Section 6.7.

            "Governmental Authority" shall mean any government or any agency, bureau, board, commission, court, judicial or quasi-judicial body, department, authority, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

            "Home Common Stock" shall mean Common Stock, par value $1.00 per share, of Home.

            "Home Registration Statement" shall have the meaning set forth in
     Section 6.8.

            "Home SEC Reports" shall have the meaning set forth in Section 5.7.

            "Home Stock Plans" shall have the meaning set forth in Section 5.3.

            "HSR Act" shall have the meaning set forth in Section 4.5.

            "IRS" shall mean the United States Internal Revenue Service or any successor agency.

            "Indemnified Officers/Directors" shall have the meaning set forth in
     Section 6.16.

            "Indemnified Party" shall have the meaning set forth in Section
     6.15.

            "Indemnifying Party" shall have the meaning set forth in Section
     6.15.

            "Intellectual Property" shall have the meaning set forth in Section 4.18.

            "Law" shall mean any law, statute, rule, regulation, ordinance, decree or order of any Governmental Authority.

            "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, right of others or restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing.

            "Loans" shall have the meaning set forth in Section 4.17.

            "Losses" shall have the meaning set forth in Section 6.16.

            "Management Stockholder Agreement" shall mean an agreement among certain stockholders of Garage and Home in the form attached hereto as Exhibit E.

            "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (i) the validity or enforceability of this Agreement, (ii) the ability of such Person to perform its obligations under this Agreement or (iii) the business, assets, condition or results of operations of the Person and its subsidiaries, taken as a whole; provided, however, that any adverse change, event or effect that is proximately caused (i) by conditions affecting the United States economy generally or the economy of the regions in which the Person conducts a material part of its business, (ii) by conditions affecting the industry in which the Person competes, (iii) by the announcement of the Merger or by virtue of the Merger Agreement, including, without limitation, compliance by such Person with its covenants set forth in this Agreement or (iv) by the breach by the other Person of any covenant or obligation set forth in this Agreement shall not be taken into account in determining whether there has been a Material Adverse Effect.


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


            "Material Subsidiary" shall mean, with respect to any Person, a subsidiary of such Person that (i) constitutes a "significant subsidiary" of such Person, within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) has a direct or indirect ownership interest in any other subsidiary of such Person that is a Material Subsidiary of such Person, or
     (iii) is otherwise material to the business or operations of such Person and its subsidiaries, taken as a whole.

            "Merger" shall have the meaning set forth in the preamble to this Agreement.

            "Merger Consideration" shall have the meaning set forth in Section 3.2.

            "Merger Filing" shall have the meaning set forth in Section 2.2.

            "NYSE" means the New York Stock Exchange, Inc.

            "Notices" shall have the meaning set forth in Section 9.4.

            "Option" shall mean, with respect to any Person, any option, warrant, call, right, subscription, convertible or exchangeable security or other right, agreement, arrangement or commitment of any kind or character to which such Person or any of its subsidiaries is a party relating to the issued or unissued capital stock of such Person or any of its subsidiaries, or obligating such Person or any of its subsidiaries to issue, transfer, grant or sell any shares of capital stock of, or other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, such Person or any of its subsidiaries.

            "Organizational Documents" shall mean (i) with respect to a corporation, its certificate or articles of incorporation and bylaws, (ii) with respect to any limited liability company, its certificate of formation, articles of organization, regulations, operating agreement and limited liability company agreement, as applicable, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (iv) with respect to any general partnership, its partnership agreement, and (v) all other similar organizational documents.

            "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.

            "Proxy Statement/Prospectus" shall have the meaning set forth in
     Section 6.8.

            "Qualified Plan" shall mean any Garage Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.


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

            "Representatives" means, with respect to any Person, the officers, directors, employees, auditors and other agents and representatives of such Person.

            "Rule 145 Affiliate Agreement" shall have the meaning set forth in
     Section 6.14.

            "Rule 145 Affiliates" shall have the meaning set forth in Section 6.14.

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Stockholder Agreement" shall mean the agreements among certain stockholders of Garage and Home in the forms attached hereto as Exhibit D.

            "Suit" shall have the meaning set forth in Section 9.12.

            "Surviving Corporation" shall have the meaning set forth in Section 2.1.

            "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

            "Tax Returns" shall mean all Federal, state, local and foreign returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, and all amendments thereto.

            "Total Consideration" shall mean the sum of (i) the Cash Consideration and (ii)(x) the product of the Exchange Ratio and the closing price per share of Home Common Stock on the Effective Day multiplied by (y) the total number of shares of Garage Common Stock issued and outstanding at the Effective Time which are to be converted pursuant to Section 3.2(a) into shares of Home Common Stock.

            "Trading Day" shall mean a day on which Home Common Stock is traded on the NYSE.

            "Transactions" means the transactions contemplated by this Agreement in Article II.

            "Weighted Average Home Stock Price" shall have the meaning set forth in Section 3.2.

                                   ARTICLE II

                                   THE MERGER

            SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, in accordance with the DGCL, Merger Sub shall be merged with and into Garage in accordance with this Agreement and the separate existence of Merger Sub shall cease. Garage shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

            SECTION 2.2 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware, for filing on the Closing Date (as defined in Section 2.3). The Merger shall become effective as of the date and at such time as the Certificate of Merger pursuant to Section 251 of the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL are duly filed (the "Merger Filing") with the Secretary of State of the State of Delaware or at such subsequent date or time as shall be agreed by Home and Garage and specified in the Certificate of Merger (the time the Merger becomes effective pursuant to the DGCL being referred to herein as the "Effective Time").

            SECTION 2.3 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., eastern time, on a date to be specified by the parties, which shall be no later than the first Business Day after the satisfaction or waiver of the conditions to Closing contained in Article VII, at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, unless another date, time or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

            SECTION 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Garage and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Garage and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            SECTION 2.5 Certificate of Incorporation and By-Laws. Subject to
     Section 6.16, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation. The By-Laws of Merger Sub in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation.

            SECTION 2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the

     Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

            SECTION 2.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                   ARTICLE III

                              CONVERSION OF SHARES

            SECTION 3.1 Conversion of Capital Stock of Merger Sub. At the Effective Time, each issued and outstanding share of common stock, par value $1.00 per share, of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

            SECTION 3.2 Conversion of Capital Stock of Garage.

                  (a) Except as otherwise provided in Section 3.4 and Section
     3.7 and subject to Section 3.2(c), at the Effective Time, each issued and outstanding share of Garage Common Stock shall be converted into the right to receive (i) $2.00 in cash and (ii) that number of shares of Home Common Stock equal to the Exchange Ratio (together, the "Merger Consideration").

                  (b) The "Exchange Ratio" shall mean the number determined by dividing (x) $20 by (y) the Weighted Average Home Stock Price, rounding the result to the nearest 1/100,000 per share. The "Weighted Average Home
     Stock Price" shall mean (i) the sum of the daily volume weighted average prices per share of Home Common Stock on the NYSE as reported by the Bloomberg Equity AQR Screen (and confirmed by J.P. Morgan & Co. and Garage Financial Advisor) for each of the ten consecutive Trading Days ending on the Trading Day that is the Trading Day prior to the Garage Meeting (the "Pricing Period"), divided by (ii) ten. In all events the Pricing Period shall begin on the 11th Trading Day preceding the date on which the Garage Meeting has been scheduled by notice to the stockholders, unless the meeting is adjourned or rescheduled in which case the Pricing Period shall begin eleven (11) Trading Days before the date of the resumption of the adjourned meeting or the rescheduled meeting date.

                  (c) Notwithstanding anything to the contrary, Home shall have the one-time option to elect to increase the cash portion of the Merger Consideration up to an additional $2 per share of Garage Common Stock in lieu of a corresponding amount of the Home Common Stock constituting the Merger Consideration, which option shall be exercisable through a limited irrevocable written notice of exercise, which may expressly be modified by Home as required consistent with Section 3.2(d) hereof, delivered to Garage on or before the close of business on the day preceding the first day of the Pricing Period. Any increase in the cash portion of the Merger Consideration pursuant to this Section 3.2(c) shall result in a corresponding decrease in the dollar amount set forth in
     Section 3.2(b)(x) used to calculate the Exchange Ratio.

                   (d) Notwithstanding anything herein to the contrary, if as of the close of the NYSE on the Effective Day, the Cash Consideration exceeds 19.85% of the Total Consideration, then, if possible, the cash portion of the Merger Consideration shall be reduced so that the Cash Consideration does not exceed 19.85% of the Total Consideration; provided, however, in no event shall the cash portion of the Merger Consideration be reduced so that shares of Garage Common Stock converted as provided in Section 3.2(a) above will receive less than $2 per share in cash. If the cash portion is reduced, the additional stock portion of the Merger Consideration paid to compensate for such reduction shall equal that number of shares of Home Common Stock equal to (x) the dollar amount per share by which the cash portion of the Merger Consideration is reduced, divided by (y) the closing price per share of Home Common Stock on the Effective Day.

                   (e) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Garage Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of shares of Garage Common Stock shall thereafter cease to have any rights with respect to such shares of Garage Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of Home Common Stock in accordance with Section 3.4 upon the surrender of a certificate that, immediately prior to the Effective Time, represented an outstanding share or shares of Garage Common Stock or, in the case of book-entry securities, appropriate documentation of the book entry securities maintained through the Depository Trust Company (a "Certificate").

                   (f) Notwithstanding anything contained in this Section 3.2 to the contrary, each share of Garage Common Stock issued and held in Garage's treasury or by a wholly-owned subsidiary of Garage immediately prior to the Effective Time, and each share of Garage Common Stock owned by Home or Merger Sub immediately prior to the Effective Time, if any, shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and shall cease to exist without payment of any consideration therefor.

            SECTION 3.3 Exchange of Certificates.

                   (a) Promptly after the Effective Time, Home shall deposit (or cause to be deposited) with a bank or trust company to be designated by Home and reasonably acceptable to Garage (the "Exchange Agent"), for the benefit of the holders of shares of Garage Common Stock, for exchange in accordance with this Article III, (i) cash in an amount sufficient to pay the cash portion of the Merger Consideration and cash in lieu of fractional shares and (ii) certificates representing the aggregate number of shares of Home Common Stock that may be issued in respect of shares of Garage Common Stock in the Merger. Home Common Stock into which

     Garage Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time.

                  (b) Promptly after the Effective Time and in any event within five Business Days, Home shall cause the Exchange Agent to mail to each holder of record of Garage Common Stock immediately prior to the Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form with such customary provisions as Home may reasonably specify (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Home shall have the Letter of Transmittal available for stockholders of Garage to obtain, at such stockholders' request, as of the close of business on the Closing Date.

                  (c) Upon surrender of a Certificate, in such form and with such (i) endorsements, stock powers and signature guarantees as may be required by the Letter of Transmittal, or (ii) an appropriate guarantee of delivery of such Certificate from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as may be required by the Letter of Transmittal, for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Home, together with the Letter of Transmittal, duty executed, and such other documents as Home or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) a certified or bank cashier's check in an amount equal to the cash which such holder has the right to receive pursuant to the provisions of this Article III and (ii) a certificate representing the number of shares of Home Common Stock which such holder has the right to receive pursuant to the provisions of this Article III (in each case, less the amount of any required withholding taxes), and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.3(c), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Garage Common Stock formerly represented thereby.

            SECTION 3.4 Dividends, Fractional Shares, Etc.

                  (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Home Common Stock shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered for exchange as provided in this
     Article III. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid, without interest, to the Person in whose name the certificates representing the shares of Home Common Stock into which the shares of Garage Common Stock formerly represented by such Certificate were converted are registered, (i) at the time of such surrender, the amount of all dividends and other distributions with a record date after the Effective Time therefore payable with respect to such whole shares of Home Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and

     (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Home Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (b) No fractional shares of Home Common Stock shall be issued in the Merger. All fractional shares of Home Common Stock that a holder of shares of Garage Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the fraction of a share of Home Common Stock to which such holder would otherwise have been entitled by (ii) the Weighted Average Home Stock Price. No interest will be paid or will accrue on any cash paid or payable in lieu of any fractional shares of Home Common Stock.

                  (c) At and after the Effective Time, there shall be no further registration of transfers of shares of Garage Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III. Certificates surrendered for exchange by any Person constituting an "affiliate" of Garage for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Home has received a written Rule 145 Affiliate Agreement from such Person as provided in Section 6.14.

                  (d) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of Garage Common Stock represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificates or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (e) Any portion of the Merger Consideration or cash payable in lieu of fractional shares made available to the Exchange Agent pursuant to this Article III that remains unclaimed by the former holders of shares of Garage Common Stock one year after the Effective Time shall be delivered to Home. Any such holder who has not theretofore exchanged his Certificates for the Merger Consideration in accordance with this Article III shall thereafter look only to Home for payment of the applicable Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on the Home Common Stock deliverable in respect thereof, determined pursuant to this Agreement, in each case, without interest. None of Home, Garage or the Surviving Corporation shall be liable to any former holder of shares of Garage Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Garage Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Home free and clear of any claims or interest of any person previously entitled thereto.

                  (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Home, the posting by such Person of a bond in a customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Home Common Stock deliverable in respect thereof pursuant to this Agreement.

                  (g) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Home shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Home Common Stock constituting all or part of the Merger Consideration shall be appropriately adjusted.

            SECTION 3.5 Garage Stock Options.

                  (a) At the Effective Time, all options to purchase shares of Garage Common Stock (each a "Garage Stock Option") then outstanding under the Garage 1995 Stock Option Plan (the "Garage 1995 Option Plan"), whether or not exercisable, will be assumed by Home. Each Garage Stock Option so assumed by Home under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Garage 1995 Option Plan immediately prior to the Effective Time and the stock option agreement by which it is evidenced, except that (i) each such Garage Stock Option will be exercisable for that number of whole shares (and no fractional shares) of Home Common Stock equal to the product of the number of shares of Garage Common Stock that were issuable upon the exercise of such Garage Stock Option multiplied by the number determined by dividing (x) $22.00 by (y) the Weighted Average Home Stock Price, rounded down to the nearest whole cent (the "Option Exchange Ratio") and (ii) the per share exercise price for the shares of Home Common Stock issuable upon the exercise of such assumed Garage Stock Option will be equal to the quotient determined by dividing the exercise price per share of Garage Common Stock at which such Garage Stock Option would have been exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent. As soon as reasonably practicable after the Effective Time, Home will issue to each holder of an outstanding Garage Stock Option a notice describing the foregoing assumption of such Garage Stock Option by Home.

                  (b) Garage shall cause to be delivered to Home, prior to the Effective Time, a list specifying those holders of Garage Stock Options under the Garage 1995 Option Plan who have exercised stock appreciation rights (a "Specified Option"). As of the Effective Time, each Specified Option shall be cancelled and Garage shall pay with respect to each Specified Option that has not been exercised as of the Effective Time, an amount of cash per share of Garage Common Stock subject to the Specified Option equal to $22 less the per share exercise price of the applicable Specified Option.

                   (c) On the date of the Garage Meeting, if Garage Stockholder Approval has been obtained, Garage shall cause each outstanding Garage Stock Option issued pursuant to the Garage 1995 Directors' Stock Option Plan (the "Garage Directors' Option Plan") granted prior to the date of this Agreement to immediately become fully vested and exercisable, if not fully vested and exercisable at such time, and each such Garage Stock Option then outstanding and not exercised shall be cancelled in exchange for an amount of cash per share of Garage Common Stock for which such Garage Stock Option was exercisable equal to $14.75 per share of such Garage Stock Option.

            SECTION 3.6 Tax Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

            SECTION 3.7 Appraisal Rights. Garage Common Stock which is not voted in favor of the Merger and with respect to which a demand for payment and appraisal shall have been property made in accordance with Section 262(d)(1) of the DGCL ("Dissenting Shares") shall not be converted into the right to receive any cash or stock portions of the Merger Consideration and the holders of Dissenting Shares shall be entitled only to such rights as may be granted by the DGCL; provided, however, that if a holder of Dissenting Shares shall withdraw his, her or its demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the cash portion and stock portion of the Merger Consideration into which the Dissenting Shares would have been converted pursuant to
     Section 3.2.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF GARAGE

            Except as disclosed or otherwise referred to in the attached Garage Disclosure Schedules or in the documents identified in the Garage Disclosure Schedules, Garage hereby represents and warrants to Home and Merger Sub that:

            SECTION 4.1 Organization and Qualifications; Subsidiaries. Garage and each subsidiary of Garage is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to obtain such approvals would not cause a Material Adverse Effect. Each of Garage and its subsidiaries is duly qualified or licensed as a foreign corporation or partnership to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary and where the failure to so qualify would cause a Material Adverse Effect. Each subsidiary of Garage or other person in which Garage has an equity interest is listed on Schedule 4.1.

            SECTION 4.2 Certificate of Incorporation and Bylaws. Complete and correct copies of the certificate of incorporation and bylaws of Garage, as amended to date, have been filed (or incorporated by reference) as Exhibits
     3.1 and 3.2, respectively, to Garage's Annual Report on Form 10-K for the year ended December 31, 1996. Such Organizational Documents are in full force and effect and have not been amended or modified in any respect. Garage is not in violation of any provision of its Organizational Documents. No subsidiary of Garage is in violation of any provision of its Organizational Documents.

            SECTION 4.3 Capitalization. The authorized capital stock of Garage consists of 18,000,000 shares of Garage Common Stock and 1,817,718 shares of preferred stock. As of August 21, 1997, (a)(i) 8,485,728 shares of Garage Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and (ii) no shares of preferred stock were issued and outstanding; and (b)(i) 529,338 shares of Garage Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Garage Options Plans and (ii) 20,662 shares of Garage Common Stock were reserved for issuance pursuant to options available for grant under the Garage Option Plans. Except as set forth above, as of August 21, 1997, no shares of capital stock or other voting securities of Garage were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of Garage Stock Options issued under the Garage Option Plans outstanding on August 21, 1997. Except for the Garage Stock Options, there are not now, and at the Closing there will not be, any Options. All shares of Garage Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Garage or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Garage Common Stock or any other shares of capital stock of Garage or any of its subsidiaries, or make any material investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of Garage or any other Person, other than a wholly-owned subsidiary of Garage or a Person wholly-owned by one or more wholly-owned subsidiaries of Garage. Each outstanding share of capital stock of each subsidiary of Garage is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Garage or any subsidiary of Garage is owned free and clear of any Liens.

            SECTION 4.4 Authority Relative to This Agreement. Garage has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement by the stockholders of Garage as contemplated herein and the Merger Filing, to consummate the Transactions. The execution and delivery of this Agreement by Garage, the performance by Garage of its obligations hereunder and the consummation by Garage of the Transactions have been duly and validly authorized by all necessary corporate action and approved by the affirmative vote of a majority of the entire Board of Directors of Garage and no other corporate proceedings on the part of Garage are necessary to authorize this Agreement or to consummate the Transactions (other than the Garage Stockholder Approval and the Merger Filing). This Agreement has been duly and validly executed and delivered by Garage and, assuming the due authorization, execution and delivery thereof by Home and Merger Sub, constitutes the legal, valid and binding obligation of Garage, enforceable against Garage in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

            SECTION 4.5 No Conflict; Required Filings and Consents; Certain Contracts.

                  (a) Except as set forth on Schedule 4.5, the execution and delivery of this Agreement by Garage does not, and the performance of its obligations under this Agreement and the consummation of the Transactions by Garage will not, (i) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of, the Organizational Documents of Garage, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (A) applicable requirements of the Exchange Act, the Securities Act, state securities or "blue sky" laws ("Blue Sky Laws "), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the "HSR Act"), in each case, including any rules and regulations promulgated thereunder, (B) the Merger Filing, (C) the Garage Stockholder Approval and (D) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Garage or Home or have a material adverse effect on the ability of the parties to consummate the Merger, (iii) subject to the making of the filings and obtaining the approvals identified in clause (ii), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to Garage or by which any property or asset of Garage is bound or affected, which conflict or violation would result in a loss of material benefits to or in any material liability to Garage, Home or the Surviving Corporation, or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by Garage or modification in a manner materially adverse to Garage of any right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any Garage Common Stock or any material property or asset of Garage or any subsidiary of Garage pursuant to, any Contract of

     Garage, except, in each case, such as would not, individually or in the aggregate have a material adverse effect on the ability of the parties to consummate the Merger, or otherwise, individually or in the aggregate, prevent Garage from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on Garage.

                  (b) Except as set forth in the Contracts filed (or incorporated by reference) as exhibits to Garage's Annual Report on Form 10-K for the year ended December 31, 1996 or the other Garage SEC Reports filed thereafter or except as set forth in Schedule 4.5, there are no Contracts to which Garage or any subsidiary of Garage is a party or by which Garage or any subsidiary of Garage or any asset of Garage or any subsidiary of Garage is bound, which by its terms materially limits the ability of Garage or any subsidiary of Garage, or to Garage's knowledge, after consummation of the Transactions, would by its terms materially limit the ability of Home or any of its affiliates, to engage in any business in any area or for any period.

           SECTION 4.6 Compliance. Except as set forth on Schedule 4.6, neither Garage nor any Material Subsidiary of Garage is in conflict with, or in default or violation of, (a) any Law applicable to such Person or by which any property or asset of such Person is bound or affected, or (b) any Contract to which Garage or any subsidiary of Garage is a party or by which such Person or any property or asset of such Person is bound or affected, except for such conflicts, defaults, or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

           SECTION 4.7 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed with the SEC by Garage prior to the date hereof (as such documents have been amended prior to the date hereof, the "Garage SEC Reports") as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Garage SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. Garage has made available to Home a true, accurate and complete list of all of the Garage SEC Reports. The consolidated financial statements of Garage and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Garage and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1996, neither Garage nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of Garage and its subsidiaries as at December 31, 1996 (including the notes thereto) or (b) which (i) were incurred in the ordinary course of business after December 31, 1996, (ii) are disclosed in the Garage SEC Reports filed after December 31, 1996 or (iii) would not, individually or in the aggregate, have a Material Adverse Effect on Garage. Since June 30, 1996, Garage has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of Garage has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Garage or any subsidiary of Garage, except changes to comply with changes in accounting pronouncements of the Financial Accounting Standards Board, other changes in GAAP or changes in applicable laws or rules or regulations thereunder.

            SECTION 4.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any Garage SEC Report or as set forth on Schedule 4.8, since June 30, 1997, (a) Garage and its subsidiaries have conducted their respective businesses only in the ordinary course, and have not taken any of the actions set forth in paragraphs (a) through (j) of Section 6.3 and (b) as of the date hereof, there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Material Adverse Effect on Garage.

            SECTION 4.9 Litigation. Except as disclosed in the Garage SEC Reports or as set forth on Schedule 4.9, as of the date hereof, there are no claims, suits, actions or proceedings pending or, to Garage's knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending or, to Garage's knowledge, threatened or contemplated, against, relating to or affecting Garage or any of its subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect on Garage or prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction or writ of any Governmental Authority or any arbitrator outstanding against Garage or any of its subsidiaries. In addition, as of the date hereof, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the Garage SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on Garage.

            SECTION 4.10 Intentionally Omitted.

            SECTION 4.11 Employee Benefit Plans. With respect, as applicable, to Benefit Plans and Benefit Arrangements: neither Garage nor any ERISA Affiliate has maintained or contributed to any Qualified Plans since July 1, 1993 other than the American Credit Corporation on 401(k) Salary Savings Plan (the "401(k) Plan"). Schedule 4.11 completely and accurately lists all Garage Plans and Garage Benefit Arrangements and specifically identifies any that are Qualified Plans. The Qualified Plan has always qualified in form and operation under Code Section 401(a) and has a currently applicable determination letter from the Internal Revenue Service, and its trust has always been exempt under Code Section 501(a), and nothing has occurred with respect to such plan and trust that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code, except any failure to qualify or occurrence that will not have a Material Adverse Effect on Garage. Each Garage Plan and each Garage Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other domestic and foreign laws, including federal, state, and foreign securities laws and all laws respecting reporting and disclosure, except any failure to comply that will not have a Material Adverse Effect on Garage. No Garage Plan holds employer securities. No Garage Company or other ERISA Affiliate (since July 1, 1993) has sponsored, maintained, or had any liability (direct or indirect, actual or contingent) with respect to any Benefit Plan subject to Title IV of ERISA. No Garage Company and no ERISA Affiliate has ever made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any multiemployer plan (as defined in ERISA
     Section 3(37)). There are no pending claims or lawsuits by, against, or relating to any non-Garage Benefit Plans or non-Garage Benefit Arrangements that would, if successful, result in liability for the Garage Companies, and no claims or lawsuits (other than routine benefit claims) have been asserted, instituted or, to the knowledge of the Garage Companies, threatened by, against, or relating to any Garage Plan or Garage Benefit Arrangement, and the Garage Companies do not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Garage Plans and Garage Benefit Arrangements are not presently under audit or examination (and have not received notice of a potential audit or examination) by any governmental authority, and no matters are pending with respect to the Qualified Plan under any governmental compliance programs. No Garage Plan or Garage Benefit Arrangement contains any provision or is subject to any law that would give rise to any vesting of benefits (other than if the 401(k) Plan is terminated), severance, termination, or other payments or liabilities as a result of the Transactions, and the Garage Companies have not declared or paid any bonus or other incentive compensation or established any severance plan, program, or arrangement in contemplation of the Transactions. To Garage's knowledge, with respect to each Garage Plan, there have been no violations of Code Section 4975 or ERISA Sections 404 or 406 as to which successful claims would result in any liability for the Garage Companies or the Merger Sub or any Person required to be indemnified by them. The Garage Companies have made all required contributions to the Garage Plans as of the last day of the each plan's most recent fiscal year; all benefits accrued under any unfunded Garage Plan or Garage Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Garage Plans have been transferred to the appropriate plan within the timing required by governmental regulations. To Garage's knowledge, the Garage Companies and their ERISA Affiliates have complied with the health continuation rules of Code Sections 4980B (and its predecessor) and with Code Section 5000. The Garage Companies have no liability (whether actual, contingent, or otherwise) with respect to any Benefit Plan or Benefit Arrangement that is not a Garage Benefit Arrangement or with respect to any Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate that is not a Garage Company; and no facts exist that could reasonably be expected to result in such liability, as a result of a termination, withdrawal or funding waiver with respect to any such plan, program, or arrangement. No employee or former employee of the Garage Companies nor beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits subject to reporting under Statement of Financial Accounting Standards No. 106, other than as required by Code Section 4980B or other applicable law. There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Garage Companies that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Code Sections 280G, 404 or 162.

            SECTION 4.12 Labor. With respect to employees of the Garage
     Companies: the Garage Companies are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice. The employees of the Garage Companies are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against, or currently being negotiated by, any of the Garage Companies, and to the Garage Companies' knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years. All Persons classified by the Garage Companies as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Garage Companies have fully and accurately reported their compensation on IRS Forms 1099 when required to do so, except to the extent that any misclassification of any such Person will not have a Material Adverse Effect on Garage. Since December 31, 1996, no employee of the Garage Companies, or group of employees, the loss of whom would have a Material Adverse Effect on the business of any of the Garage Companies, has notified any of the Garage Companies of his or their intent to (A) terminate his or their relationship with the Garage Companies or (B) make any demand for material payments or modifications of his or their arrangements with the Garage Companies. Each of the Garage Companies has complied with all garnishment orders it has received and has made available to the Purchaser all garnishment orders it has received in the last year, except where the failure to so comply will not cause a Material Adverse Effect on Garage. There is no charge or compliance proceeding actually pending or, to the knowledge of Garage, threatened against any Garage Company before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices, except as disclosed on
     Schedule 4.12.

            SECTION 4.13 Insurance. Schedule 4.13 sets forth (a) an accurate summary description of each insurance policy providing coverage for liability exposure (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Garage is currently, or has been during the past three years, a party, a named insured or otherwise the beneficiary of coverage and (b) all insurance loss runs or worker's compensation claims received for the past three policy years. With respect to each such insurance policy: to the knowledge of Garage, (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) there will be no breach or other violation of the policy resulting from the Transactions; and (c) Garage is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

            SECTION 4.14 Brokers. Other than Credit Suisse First Boston (the "Garage Financial Advisor") and Strome Susskind Investment Management, each of whom shall be paid pursuant to the agreement and in the amount set forth on Schedule 4.14, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of Garage.

            SECTION 4.15 Taxes.

                  (a) Each of Garage and its subsidiaries has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time. All such Tax Returns and amendments thereto are, or will be before the Effective Time, true, complete and correct in all material respects.

                  (b) Each of Garage and its subsidiaries has paid (or has had paid on its behalf), or has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

                  (c) No deficiency or adjustment for any material Taxes has been proposed, asserted or assessed against Garage or any of its subsidiaries that has not been resolved or paid or for which an adequate accrual has not been established in accordance with generally accepted accounting principles. There are no Liens for material Taxes upon the assets of Garage or any of its subsidiaries, except Liens for current Taxes not yet due.

                  (d) Neither Garage nor any of its subsidiaries has entered into any Contract that would result in the disallowance of any tax deductions pursuant to section 28OG of the Code. No "consent" within the meaning of section 341 (f) of the Code has been filed with respect to Garage or any of its subsidiaries. None of Garage or its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
     Section 897(c)(1)(A)(ii).

                   (e) All Tax sharing agreements (other than agreements between or among Garage and its subsidiaries), Tax indemnity agreements and similar agreements to which Garage or any of its subsidiaries is a party are disclosed in the Garage SEC Reports. None of Garage and its subsidiaries has been a member of an affiliated group filing a consolidated Federal income tax return (other than a group of which the common parent was Garage). None of Garage or its subsidiaries has any liability for the Taxes of any person (other than Garage and its subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                   (f) No federal, state, local or foreign audits or other administrative or court proceedings are pending or, to the knowledge of any employee of Garage with responsibility for Taxes, threatened with regard to any Tax Returns or Taxes of Garage or any of its subsidiaries which, if determined adversely, would have a Material Adverse Effect on Garage.

            SECTION 4.16 Environmental Matters. Garage and its subsidiaries are in compliance with all environmental laws, rules, regulations and standards promulgated, adopted or enforced by the Environmental Protection Agency ("EPA") and of similar agencies in states in which they conduct their respective businesses, other than where such noncompliance would not reasonably be expected to result, with respect to Garage, in any Material Adverse Effect. There is no suit, claim, action or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of Garage, threatened by any Person, which taken singularly or as a whole, if adversely determined, would have a Material Adverse Effect on Garage (a) for alleged noncompliance with any environmental law, rule or regulation or (b) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by Garage or any of its subsidiaries.

            SECTION 4.17 Loans. All currently outstanding installment contracts owned by Garage (individually, a "Loan," and collectively, the "Loans") and acquired from third parties were purchased by Garage in compliance with all applicable requirements of United States federal and state law and, to the best of Garage's knowledge, were solicited and originated in material compliance with all applicable requirements of United States federal and state law, in each case, except where the failure to comply will not have a Material Adverse Effect on Garage. All Loans directly originated by Garage or direct extensions of credit by Garage were solicited and originated in compliance with all applicable requirements of United States federal and state law, except where the failure to comply will not have a Material Adverse Effect on Garage. Each note evidencing a Loan or loan or credit agreement or security instrument or automobile installment contract related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable against such obligor in accordance with the terms thereof (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect with respect to Garage. There are no oral modifications or amendments related to the Loans that are not reflected in Garage's records, no defenses as to the enforcement of any Loan have been asserted, and there have been no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense, except where any of the foregoing would not have, either individually or in the aggregate, a Material Adverse Effect with respect to Garage. None of the Loans is presently serviced by third parties and there is no obligation which could result in any Loan becoming subject to any third party servicing, except as disclosed on Schedule 4.17. The reserves established against the Loans have been established based on Garage's prior loss experience in accordance with GAAP.

            SECTION 4.18 Intellectual Property.

                   (a) Garage owns or has the right to use pursuant to license, sublicense, agreement, permission or otherwise all patents, copyrights, software, trademarks, service marks, trade dress, logos, trade names and corporate names and all applications, registrations and renewals in connection therewith and all other proprietary rights ("Intellectual Property"), in each case to the extent necessary for the operation of its business as presently conducted and except where the failure to own or have such right would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Garage. Each such item of Intellectual Property owned or used by Garage immediately prior to the Closing hereunder will continue to be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder, except where failure of such ownership or availability for use will not have a Material Adverse Effect on Garage.

                   (b) To the knowledge of Garage, Garage has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and has not received any complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that Garage must license or refrain from using any Intellectual Property rights of any third party) within the last three years. To Garage's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Garage.

            SECTION 4.19 Books and Records. The books and records, minutes books, stock record books and other records of Garage and all of its subsidiaries, all of which have been made available to Home, are complete and correct in all material respects and have been maintained in accordance with sound business practices, except for minutes of meetings of the Board of Directors that have not been completed or approved by the Board of Directors as of the date of this Agreement (provided, that, summaries of any such minutes have been made available to Home). The respective minutes books of Garage and each of its subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors and committees of the Boards of Directors of Garage and each of its subsidiaries.

           SECTION 4.20 Transactions with Affiliates. Except as set forth in the Garage SEC Documents or on Schedule 4.20, since December 31, 1996, neither Garage nor any of its subsidiaries has entered into any transaction with any current director or officer of Garage or any subsidiary or any transaction which would be subject to proxy statement, disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K.

           SECTION 4.21 Opinion of Financial Advisor. The Garage Financial Advisor has delivered to Garage an opinion dated the date of this Agreement to the effect that the Merger Consideration to be received by the holders of the issued and outstanding shares of the Garage Common Stock is fair from a financial point of view to the holders of the Garage Common Stock.

           SECTION 4.22 Reliance. In entering into this Agreement, Garage has relied solely on representations made in this Agreement, including the Schedules hereto, and any certificates and documents required to be provided by Home and the Merger Sub pursuant to this Agreement. Garage has been represented by counsel and has had unrestricted opportunity to examine and understand the business and assets of Home.

           SECTION 4.23 Disclosure. No representation or warranty of Garage contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of Garage to Home or any of its Representatives pursuant hereto contains or will contain any untrue statement of a material fact.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF HOME
                                 AND MERGER SUB

           Except as disclosed or otherwise referred to in the attached Home Disclosure Schedule or in the documents identified in the Home Disclosure Schedule, Home and Merger Sub hereby represent and warrant to Garage that:

           SECTION 5.1 Organization and Qualifications; Subsidiaries. Home, Merger Sub and each subsidiary of Home is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to obtain such approvals would have a Material Adverse Effect. Each of Home, Merger Sub and Home's subsidiaries is duly qualified or licensed as a foreign corporation, partnership or limited liability company to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary and where the failure to so qualify would cause a Material Adverse Effect.

            SECTION 5.2 Charter and Bylaws. Complete and correct copies of the charter and bylaws of Home, as amended to date, have been filed (or incorporated by reference) as exhibits 3.1 and 3.2, respectively, to Home's Annual Report on Form 10-K for the year ended December 31, 1996. Such Organizational Documents are in full force and effect and have not been amended or modified in any respect. Home is not in violation of any provision of its Organizational Documents. No subsidiary of Home is in violation of any provision of its Organizational Documents.

            SECTION 5.3 Capitalization. The authorized capital stock of Home consists of 250,000,000 shares of Home Common Stock and 8,155,004 shares of preferred stock of Home, no par value. As of June 30, 1997, (i) 106,727,186 shares of Home Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; and (ii)(A) 12,370,658 shares of Home Common Stock were reserved for issuance under Home employee or director benefit programs or Home's dividend reinvestment plan (collectively, the "Home Stock Plans"), (B) 17,603,989 shares of Home Common Stock were classified as treasury shares. Except as set forth above, as of June 30, 1997, no shares of Home Common Stock or other voting securities of Home (other than Home's Junior Participating Preferred Stock) were issued, reserved for issuance or outstanding. All shares of Home Common Stock subject to issuance as aforesaid and all shares of Home Common Stock subject to issuance as Merger Consideration, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Home to repurchase, redeem or otherwise acquire any shares of Home Common Stock or any other shares of capital stock of Home, or make any material investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of Home or any other Person, other than a wholly-owned subsidiary of Home or a Person wholly-owned by one or more wholly-owned subsidiaries of Home. Each outstanding share of capital stock of each subsidiary of Home is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Home or any subsidiary of Home is owned free and clear of any Liens.

            SECTION 5.4 Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by Home and Merger Sub and, assuming the due authorization, execution and delivery thereof by Garage, constitutes the legal, valid and binding obligation of Home and Merger Sub, enforceable against Home and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

            SECTION 5.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by Home and Merger Sub do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by Home and

     Merger Sub will not, (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of, the Organizational Documents of Home or Merger Sub, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act, the Blue Sky Laws and the HSR Act, in each case, including any rules and regulations promulgated thereunder, (ii) the Merger Filing, (iii) the Garage Stockholder Approval and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Garage or Home or have a material adverse effect on the ability of the parties to consummate the Merger, (c) subject to the making of the filings and obtaining the approvals identified in clause (b), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to Home or Merger Sub or by which any property or asset of Home or Merger Sub is bound or affected, which conflict or violation would result in a loss of material benefits to or in any material liability to Garage, Home or the Surviving Corporation, or (d) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by Home or Merger Sub or modification in a manner materially adverse to Home or Merger Sub of any right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any Home Common Stock issued pursuant to the Merger or any material property or asset of Home or Merger Sub or any subsidiary of Home or Merger Sub pursuant to, any Contract of Home or Merger Sub, except, in each case, such as would not, individually or in the aggregate have a Material adverse effect on the ability of the parties to consummate of the Merger, or otherwise, individually or in the aggregate, prevent Home or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on Home.

            SECTION 5.6 Compliance. Neither Home, Merger Sub nor any Material Subsidiary of Home is in conflict with, or in default or violation of, (a) any Law applicable to such Person or by which any property or asset of such Person is bound or affected, or (b) any Contract to which Home or Merger Sub or any subsidiary of Home is a party or by which such Person or any property or asset of such Person is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 5.7 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by Home with the SEC prior to the date hereof (as such documents have been amended prior to the date hereof, the "Home SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Home SEC Reports, as of their respective dates, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of Home and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Home and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1996, neither Home nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of Home and its subsidiaries as at December 31, 1996 (including the notes thereto) or (b) which (i) were incurred in the ordinary course of business after December 31, 1996 and consistent with past practices, (ii) are disclosed in the Home SEC Reports filed after December 31, 1996, or (iii) would not, individually or in the aggregate, have a Material Adverse Effect on Home. Since January 1, 1996, Home has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of Home has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since December 31, 1996, except as described in the Home SEC Reports, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Home or any subsidiary of Home, except changes resulting from changes in accounting pronouncements of Financial Accounting Standards Boards or changes in applicable laws or rules or regulations thereunder.

          SECTION 5.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any Home SEC Report, since December 31, 1996, (a) Home and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (b) as of the date hereof, there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Material Adverse Effect on Home.

          SECTION 5.9 Litigation. Except as disclosed in the Home SEC Reports, as of the date hereof, there are no claims, suits, actions or proceedings pending or, to Home's knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending or, to Home's knowledge, threatened or contemplated, against, relating to or affecting Home or any of its subsidiaries, which would have, individually or in the aggregate, a Material Adverse Effect on Home, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any Governmental Authority or any arbitrator outstanding against Home or any of its subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is likely to have, a Material Adverse Effect on Home. In addition, as of the date hereof, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the Home SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on Home.

          SECTION 5.10 Intentionally Omitted.

          SECTION 5.11 Insurance. With respect to each insurance policy providing coverage for liability exposure (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Home is currently a party, a named insured or otherwise the beneficiary of coverage, to the knowledge of Home, (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) there will be no breach or other violation of the policy resulting from the Transactions; and (c) Home is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

          SECTION 5.12 Brokers. Other than J.P. Morgan & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of Home.

          SECTION 5.13 Taxes.

              (a) Home and each of its subsidiaries has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time. All such Tax Returns and amendments thereto are, or will be before the Effective Time, true, complete and correct in all material respects.

              (b) Each of Home and its subsidiaries has paid (or has had paid on its behalf), or has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Closing Date.

              (c) No deficiency or adjustment for any material Taxes has been proposed, asserted or assessed against Home or any of its subsidiaries that has not been resolved or paid or for which an adequate accrual has not been established in accordance with generally accepted accounting principles. There are no Liens for material Taxes upon the assets of Home or any of its subsidiaries, except Liens for current Taxes not yet due.

              (d) No federal, state, local or foreign audits or other administrative or court proceedings are pending or, to the knowledge of any employee of Home with responsibility for











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


Taxes, threatened with regard to any Tax Returns or Taxes of Home or any of its subsidiaries which, if determined adversely, would have a Material Adverse Effect on Home.

          SECTION 5.14 Reliance. In entering into this Agreement, Home has relied solely on representations made in this Agreement, including the Schedules hereto, and any certificates and documents required to be provided by Garage pursuant to this Agreement. Home has been represented by counsel and has had unrestricted opportunity to examine and understand the business and assets of Garage.

          SECTION 5.15 Financial Capability. Home will have on the Closing Date and immediately prior to and at the Effective Time, funds and authorized and unissued shares of Home Common Stock sufficient to consummate the Merger and the transactions contemplated hereby. To the extent that such funds are to be provided by third party financing, Home will provide Garage with complete and correct copies of all documents relating to the provision of such financing.

          SECTION 5.16 Disclosure. No representation or warranty of Home contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of Home to Garage or any of its Representatives pursuant hereto contains or will contain any untrue statement of a material fact.

                                   ARTICLE VI

                                    COVENANTS

          SECTION 6.1 Notification of Certain Matters. Each of the parties hereto shall give prompt notice to the other parties hereto of the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (b) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect. The delivery of any notice pursuant to this
Section 6.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, except that Garage may amend in Disclosure Schedules to disclose any information that was omitted in good faith at the time of the Disclosure Schedules were prepared that individually and in the aggregate do not have a Material Adverse Effect on Garage.

          SECTION 6.2 Further Action, Reasonable Efforts; Consents and Approvals. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents,







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

approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all shareholders, lenders and partners of, and parties to Contracts with, Home, Garage or any other Person, in each case, as are reasonably necessary for the consummation of the Transactions (collectively "Consents"), except for such other consents, authorizations filings, approvals and registrations which if not obtained or made would not be material to Garage or Home or have a material adverse effect on the ability of the parties to consummate the Merger. Garage shall, as soon as possible prior to the Closing, deliver to Home copies of all Consents obtained by Garage. Home shall, as soon as possible prior to the Closing, deliver to Garage copies of all Consents obtained by Home. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, Home and Garage shall use commercially reasonable efforts to take all such action. Prior to the Closing, each party shall use its best efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue.

          SECTION 6.3 Conduct of Business of Garage Pending the Closing. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement or as set forth on Schedule 6.3 hereto, unless Home shall otherwise agree in writing (which agreement shall not be unreasonably withheld) prior to the taking of any action prohibited by the terms of this
Section 6.3, Garage and its subsidiaries shall conduct their operations and business in the ordinary and usual course of business and use reasonable efforts (which shall not include any obligation to offer to pay any retention or stay bonus) to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the Closing, without the prior written consent of Home, neither Garage nor any of its subsidiaries shall:

              (a) amend or modify its Organizational Documents;

              (b) issue, sell, pledge or dispose of, grant or otherwise create, or agree to issue, sell, pledge or dispose of, grant or otherwise create any capital stock or other equity securities, any debt or other securities convertible into or exchangeable for any of its capital stock or other equity securities, or any Option with respect thereto, except for the issuance of stock upon the exercise of outstanding options, warrants or securities convertible into equity securities pursuant to the Garage Option Plans;

              (c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any of its capital stock or other equity securities (including any options with respect to any of its capital stock or other equity securities and any securities convertible or exchangeable into any of its capital stock or other equity securities) or any long term debt, except the repurchase of any of its securities from any former employees in accordance with any existing stock option agreements or other existing repurchase rights;





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


              (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity securities (except dividends declared and paid by a subsidiary of Garage only to Garage or a wholly-owned subsidiary of Garage), or subdivide, reclassify, recapitalize, split, combine or exchange any of its capital stock or other equity securities;

              (e) incur or become contingently liable with respect to any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities, except for additional indebtedness incurred under existing debt agreements or credit facilities, or new credit facilities, provided, however, such new credit facilities are terminable by Garage on no more than 90 days notice and Garage is not obligated for any termination fee, breakage costs or other costs and expenses in excess of $25,000 as a result of such termination;

              (f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity;

              (g) mortgage or otherwise encumber or subject to any Lien, or sell, transfer or otherwise dispose of, any assets or properties that are material, individually or in the aggregate, to Garage and its subsidiaries, taken as a whole, other than Liens incurred in the ordinary course of business consistent with past practice, and sales and dispositions in the ordinary course of business consistent with past practice; it being expressly understood that Garage shall be permitted to (i) continue to utilize the funding options provided by currently existing asset-back transactions entered into by Garage or an affiliate of Garage on substantially the same terms and conditions existing as of the date of this Agreement and (ii) utilize existing credit facilities or new credit facilities permitted by subsection (e) above;

              (h) except as may be required by applicable Law, or as contemplated by this Agreement, (i) enter into any employment agreement, (ii) increase the compensation payable or to become payable to its executive officers or employees, except with respect to non-executive officer employees in the ordinary course of business consistent with past practice, (iii) grant any severance or termination pay to any director, executive officer or employee of Garage or any subsidiary of Garage, except with respect to non-executive officer employees in the ordinary course of business or pursuant to existing Garage Benefit Plans, (iv) enter into any severance agreement or retention agreement with any director, executive officer or employee except with respect to non-executive officer employees in the ordinary course of business, or (v) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan, or any employee benefit plan or policy;

              (i) take any action, other than reasonable actions in the ordinary course of business, with respect to accounting policies or procedures (including Tax accounting policies, procedures and elections relating to Taxes that would apply to Garage, Home or the Surviving






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


Corporation after the Merger), except as may be required by GAAP or changes in law, or settle any material Audit or, except as required by Law, amend in any material respect any material Tax Return;

              (j) enter into, modify, amend, extend or terminate any agreement or agreements for goods, property rights or services with (i) any director or officer, or any legal entity controlled by such Person, or (ii) any other Person which obligates Garage, or any affiliate of Garage, to pay in excess of $25,000 in any twelve-month period, provided, however, that Garage may offer employment to individuals consistent with past practice; and

              (k) authorize any of, or commit or agree to take any of, the foregoing actions,

          SECTION 6.4 Conduct of Business of Home Pending the Closing. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement, unless Garage shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section 6.4, Home and its subsidiaries shall conduct their operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it.

          SECTION 6.5 Access to Information.

              (a) From the date hereof to the Effective Time, Garage shall (and shall cause their respective subsidiaries and Representatives to) afford the Representatives of Home reasonable access at all reasonable times during normal business hours to its officers, employees, agents, properties, offices, plants and other facilities, books, records and Tax Returns, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested.

              (b) Each of Home, the Merger Sub and Garage covenants and agrees to maintain the confidentiality of any Confidential Information, as defined below, it receives from any other party and, except as expressly permitted in this Agreement or as required by law or in connection with judicial proceedings, shall not disclose any such Confidential Information to third parties. A party receiving Confidential Information from another party shall use at least the same degree of care to maintain its confidentiality as it uses to maintain its own Confidential Information. A party receiving Confidential Information shall not, except in connection with this Agreement, directly or indirectly use Confidential Information of the disclosing party without the prior written consent of such disclosing party. As used in this Agreement, "Confidential Information" includes, without limitation, information not previously disclosed to the public or to the trade by a party to this Agreement relating to its products, facilities and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including revenues, costs or profits





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


associated with any product), business plans, prospects, or opportunities, but shall exclude any information already in the public domain.

          SECTION 6.6 No Solicitation.

              (a) Garage shall not, nor shall it permit any of its subsidiaries to, and it shall instruct its Representatives (including, without limitation, any investment banker, attorney or accountant retained by Garage or a subsidiary of Garage) not to, directly or indirectly, (i) initiate, solicit or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets representing a substantial portion of the assets of Garage and its subsidiaries, taken as a whole, sale of shares of capital stock (other than to Garage or a subsidiary of Garage or as permitted by Section 6.3 hereto), including, without limitation, by way of a tender offer or exchange offer by any person (other than Garage or a subsidiary of Garage) for shares of capital stock of Garage, other than the Transactions (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide to any person or entity any non-public information or data relating to Garage or any subsidiary of Garage for the purposes of, or otherwise cooperate with or assist or participate in, facilitate or encourage, any inquiries or the making of any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal, or (iv) take any other action inconsistent with the obligations and commitments assumed by Garage pursuant to this Section 6.6; provided, however, that nothing contained in this Agreement shall prevent Garage or its Board of Directors from (A) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal to Garage or its stockholders (which may be subject to a "due diligence" condition), if and only to the extent that (1) the Board of Directors of Garage determines in good faith (after consultation with outside legal counsel) that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors of Garage receives from such person or entity an executed confidentiality agreement; or (B) complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal or making any other public disclosure that, in the opinion of Garage's counsel, is required by applicable law, rule or regulation; provided, that prior to making any such other public disclosure Garage shall to the extent reasonably practicable inform Home that it intends to make such disclosure and consult with Home regarding the necessity for such disclosure. Garage will immediately cease and cause to be terminated any existing activities, discussions or negotiations by Garage or its Representatives with any parties conducted heretofore with respect to any of the foregoing. In addition, notwithstanding the provisions of this Section 6.6, or any other provision of this Agreement, Garage may (i) withdraw, modify, or refrain from making its recommendation in accordance with
Section 6.7 and (ii) terminate this Agreement in accordance with Section 8.1
(f).





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

              (b) Garage shall (i) promptly notify Home in writing after receipt by Garage (or its Representatives) of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, which notification shall be in writing and shall contain the principal financial terms of any such Acquisition Proposal, and (ii) promptly notify Home in writing after receipt of any request for nonpublic information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any person that, to Garage's knowledge, may be considering making, or has made, an Acquisition Proposal.

          SECTION 6.7 Stockholder Meeting. Garage shall take all action necessary, in accordance with the DGCL and Garage's Organizational Documents, to call a meeting of its stockholders (the "Garage Meeting") to be held as promptly as practicable after the effective date of the Home Registration Statement for the purpose of considering and voting upon this Agreement and the Merger (the "Garage Stockholder Approval"). The Board of Directors of Garage shall recommend that the stockholders of Garage approve this Agreement and the Merger; provided, that the Board of Directors of Garage, by action of a majority of the entire Board of Directors of Garage, may withdraw, modify or refrain from making such recommendation if such Board of Directors determines in good faith, after receipt of an Acquisition Proposal and after consultation with outside legal counsel, that the withdrawal or modification of or failure to make such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

          SECTION 6.8 Registration Statements and Joint Proxy
                      Statement/Prospectus.

              (a) As promptly as practicable after the execution of this Agreement, (i) Home and Garage shall prepare and file with the SEC a proxy statement relating to the Garage Meeting to be held in connection with the Transactions (together with any amendments thereof or supplements, thereto, the "Proxy Statement/Prospectus") and (ii) Home shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Home Registration Statement"), in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Home Common Stock to be issued pursuant to the Merger. Each of Home and Garage (i) shall cause the Proxy Statement/Prospectus and the Home Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use commercially reasonable efforts to have or cause the Home Registration Statement to become effective as promptly as practicable, and (iii) shall take any and all action required under any applicable Federal or state securities laws in connection with the issuance of shares of Home Common Stock pursuant to the Merger. Home and Garage shall furnish to the other all information concerning Home and Garage as the other may reasonably request in connection with the preparation of the documents referred to herein. Each of Home and Garage will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other governmental officials and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration

Statement, Proxy Statement/Prospectus or any other filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other governmental officials, on the other hand, with respect to the Registration Statement, Proxy Statement/Prospectus or other filing. Each of Home and Garage will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.8 to comply in all material respects with all applicable requirements of law and the rules and regulations thereunder. Whenever Home or Garage obtains knowledge of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or other filing, Home or Garage, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other governmental officials, and or mailing to Stockholders of Garage such amendment or supplement. As promptly as practicable after the Home Registration Statement shall have become effective, Garage shall cause the Proxy Statement/Prospectus to be mailed to its Stockholders.

              (b) The information supplied by each of Home and Garage for inclusion in the Home Registration Statement and the Proxy Statement/Prospectus shall not (i) at the time the Home Registration Statement is declared effective and(ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Garage, (iii) at the time of the Garage Meeting, or (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Garage, any subsidiary of Garage, Home, any subsidiary of Home, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Home Registration Statement or the Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

          SECTION 6.9 Letters of Accountants. Garage shall use commercially reasonable efforts to cause to be delivered to Home a "comfort" letter of KPMG Peat Marwick LLP, Garage's, independent public accountants, dated and delivered on the date on which the Home Registration Statement shall become effective and as of the Effective Time, and addressed to the Board of Directors of Home relating to the performance of KPMG Peat Marwick LLP of customary procedures with respect to the financial statements of Garage contained in or incorporated by reference in the Registration Statement, including a review of the interim financial statement information as described in SAS No. 71.

          SECTION 6.10 Intentionally Omitted.

          SECTION 6.11 Public Announcements. At all times at or before the Closing, neither Garage nor Home shall issue or make, directly or indirectly, any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other; provided, however, that Garage and Home may, without the





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

prior written consent of the other, issue or make, directly or indirectly, any report, statement or release required by Law, its fiduciary obligations or any listing agreement or arrangement to which such Person is a party with a national securities exchange or national market system if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release and, to the extent practicable, given a reasonable opportunity to review and comment on the report, statement or release. The parties have agreed to the text of the press releases announcing the signing of the Agreement.

          SECTION 6.12 Blue Sky. Home shall use its best efforts to obtain prior to the Effective Time all approvals or permits required to carry out the transactions contemplated hereby under applicable Blue Sky Laws in connection with the issuance of shares of Home Common Stock in the Merger and as contemplated by this Agreement; provided, however, that with respect to such qualifications neither Home nor Garage shall be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process or taxation in any jurisdiction where any such entity is not now so subject.

          SECTION 6.13 NYSE Listing. Home shall promptly prepare and submit to the NYSE listing applications covering the shares of Home Common Stock to be issued in the Merger, and shall use its best efforts to cause such shares to be approved for listing and trading on the NYSE prior to the Effective Time, subject to official notice of issuance.

          SECTION 6.14 Affiliates. Within five days after the Proxy Statement/Prospectus is mailed to the stockholders of Garage, (a) Garage shall deliver to Home a letter identifying all persons who may be deemed to be affiliates of Garage under Rule 145 of the Securities Act as of the record date for the Garage Meeting (the "Rule 145 Affiliates") and (b) Garage shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use commercially reasonable efforts to obtain prior to the Effective Date from each person identified in such letter a written agreement, substantially in the form of Exhibit A hereto (a "Rule 145 Affiliate Agreement").

          SECTION 6.15 Indemnification with Respect to the Registration
Statement.

              (a) Each party hereto shall (i) indemnify (in such role, an "Indemnifying Party") and hold harmless each other party and their respective directors, officers and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever to which an Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Home Registration Statement or the Proxy Statement/Prospectus, or any amendment or supplement thereto, or any preliminary Proxy Statement/Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) Garage shall be liable under this Section 6.15 only for information provided by Garage and relating to Garage included or incorporated by reference in the Home Registration Statement or Proxy Statement/Prospectus, (ii) Home and Merger Sub shall be liable under this Section 6.15 only for information provided by Home and relating to Home and Merger Sub included or incorporated by reference in the Home Registration Statement or Proxy Statement/Prospectus, and (iii) no Indemnifying Party will be liable in any such case under this Section 6.15 to the extent that any such loss, claim, damage, liability or action arises out of any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Indemnifying Party by or on behalf of such Indemnified Party specifically for use therein.

              (b) Promptly after receipt by an Indemnified Party under this
Section 6.15 of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 6.15, promptly notify the Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify or a delay in notifying the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this Section 6.15 except to the extent that such Indemnifying Party is prejudiced thereby. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 6.15 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or
(iii) the Indemnifying Party has failed to assume the defense to such claim or action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreements contained herein shall use its best efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such claim or action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

          SECTION 6.16 Directors' and Officers' Indemnification and Insurance.

              (a) From and after the Effective Time, the Surviving Corporation shall, and Home shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of Garage (the "Indemnified Officers/Directors") against all losses, expenses (including attorneys fees), claims, damages, liabilities or amounts ("Losses") that are paid in settlement (provided that such settlement has been approved by Home, such approval not to be unreasonably withheld) of, or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of Garage and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), in each case, to the full extent permitted under the DGCL and Garage's certificate of incorporation and bylaws (to the extent permitted by applicable law) as in effect on the date of this Agreement. The Surviving Corporation shall pay any expenses in advance of the final disposition of any such Claim to each of the Indemnified Officers/Directors to the fullest extent permitted under the DGCL upon receipt from any of the Indemnified Officers/Directors to whom expenses are advanced of any undertaking to repay such advances as required under the DGCL. The Surviving Corporation shall cooperate in the defense of any such matter.

              (b) The Surviving Corporation shall, and Home shall cause the Surviving Corporation to, keep in effect provisions in its certificate of incorporation and bylaws providing for exculpation of director liability and its indemnification of the Indemnified Officers/Directors to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of the Indemnified Officers/Directors. The Surviving Corporation shall, and Home shall cause the Surviving Corporation to, keep in effect and to comply with the terms and conditions of the indemnification agreements between Garage and each of its directors in effect as of the date of this Agreement.

              (c) For a period of five years after the Effective Time, the Surviving Corporation shall, and Home shall cause the Surviving Corporation to, maintain in effect the current policies of directors' and officers' liability insurance maintained by Garage covering persons who are currently covered by Garage's officers' and directors' liability insurance policies with respect to actions or omissions occurring at or prior to the Effective Time, a true and correct summary of which is set forth on Schedule 6.l6, to the extent that such policies are available; provided, that policies of at least the same coverage containing terms and conditions which are no less advantageous to the insureds may be substituted therefor.

              (d) From and after the Effective Time, Home agrees to indemnify, defend and hold harmless the Indemnified Officers/Directors against all Losses that are paid in settlement (provided that such settlement has been approved by Home, such approval not to be unreasonably withheld) of, or otherwise in connection with, a Claim based in whole or in part on the fact that such Person is or was a director or officer of Garage and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), in each case to the fullest extent permitted by applicable Law and whether or not the Surviving Corporation is permitted by applicable Law to provide any indemnity with respect to such Losses. Home shall pay any expenses in advance of the final disposition of any such Claim to each of the Indemnified Officers/Directors to the fullest extent permitted by applicable Law. Home shall cooperate in the defense of any such matter.

              (e) The provisions of this Section 6.16 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Officers/Directors.

          SECTION 6.17 Employee Matters. The parties' agreement with respect to certain employee matters is set forth in Annex I hereto.

          SECTION 6.18 Tax-Free Reorganization. Home, Merger Sub and Garage each acknowledges and agrees that (i) it intends the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code, as amended, and
(ii) to the extent permissible by law, it will report the Merger as such a reorganization in any and all federal, state and local income Tax returns filed by it. No party shall take any action either prior to or after the Closing Date that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code. Home, Merger Sub, and Garage will each execute and deliver to Wilmer, Cutler & Pickering and Cooley Godward LLP tax representation letters substantially in the forms set forth in Exhibit F hereto for purposes of the review of the federal income tax consequences of the Merger and preparation of the discussion of tax consequences of the Merger to be included in the Home Registration Statement.

          SECTION 6.19 Form S-8. Home agrees to file a registration statement on Form S-8 for shares of Home Common Stock issuable with respect to assumed Garage Stock Options as soon as reasonably practicable (and in any event within five days) after the Effective Time.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

          SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the following conditions:

              (a) All consents, approvals and action of any Governmental Authority required to permit the consummation of the Transactions shall have been obtained or made, free of any condition that would have a Material Adverse Effect on either Home or Garage.

              (b) No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Authority which restrains, enjoins or otherwise prohibits the consummation of the Merger (each party agreeing to use its commercially reasonable efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

              (c) The Home Registration Statement shall have become effective in accordance with the provisions of all applicable Federal Securities laws, rules and regulations, and no stop order suspending such effectiveness shall have been issued and remain in effect.

              (d) The shares of Home Common Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance.

              (e) Any applicable waiting period under the HSR Act shall have expired or been terminated.

              (f) Garage shall have received the Garage Stockholder Approval.

          SECTION 7.2 Conditions to Obligations of Garage to Effect the Merger. The obligations of Garage to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Garage:

              (a) (i) The representations and warranties of Home and Merger Sub contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case, at and as of the date hereof (except to the extent a representation or warranty speaks specifically as of an earlier date or except as contemplated by this Agreement) and (ii) the representations and warranties of Home and Merger Sub contained herein shall be true and accurate at and as of the Effective Time as though made at the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date or has become untrue or inaccurate because of Transactions contemplated herein) except in such cases where the failure to be true and accurate would not have a Material Adverse Effect (determined disregarding any qualification as to materiality contained in the representation or warranty) on Home or Merger Sub; provided, that any representation and warranty that is true and accurate as of the date hereof (or such earlier date as set forth above) shall be deemed to be true and accurate at and as of the Effective Time except to the extent that Home or any of its subsidiaries shall have taken any voluntary action completely within the control of such person that has been the principal cause of such representation or warranty not being true and accurate; and provided, further, that the representations and warranties set forth in Section 5.9 and clause (b) of
Section 5.8 shall be true and accurate only as of the date hereof.

              (b) Home and Merger Sub shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

              (c) Home shall have delivered to Garage a certificate, dated the Effective Time and signed by its Chief Executive Officer or Chief Financial Officer and Executive Vice President, evidencing compliance with Sections 7.2(a) and (b).

              (d) Garage shall have received an opinion of J.W. Blenke, counsel to Home and Merger Sub, in form and substance reasonably satisfactory to Garage, addressing the matters set forth in Exhibit B.

          SECTION 7.3 Conditions to Obligations of Home and Merger Sub to Effect the Merger. The obligations of Home and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Home and Merger Sub:

              (a) (i) The representations and warranties of Garage contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the date hereof (except to the extent a representation or warranty speaks specifically as of an earlier date or except as contemplated by this Agreement) and (ii) the representations and warranties of Garage contained herein shall be true and accurate at and as of the Effective Time as though made at the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date or has become untrue or inaccurate because of Transactions contemplated herein) except in such cases where the failure to be true and accurate would not have a Material Adverse Effect (determined disregarding any qualification as to materiality contained in the representation or warranty) on Garage; provided, that any representation and warranty that is true and accurate as of the date hereof (or such earlier date as set forth above) shall be deemed to be true and accurate at and as of the Effective Time except to the extent that Garage and its subsidiaries shall have taken any voluntary action completely within the control of such person, that has been the principal cause of such representation or warranty not being true and accurate; and provided, further, that the representations and warranties set forth in Section 4.9 and clause (b) of Section 4.8 shall be true and accurate only as of the date hereof.

              (b) Garage shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

              (c) Garage shall have delivered to Home a certificate, dated the Effective Time and signed by its Chief Executive Officer or Chief Financial Officer, evidencing compliance with Sections 7.3(a) and (b).

              (d) Home and Merger Sub shall have received an opinion of Cooley Godward LLP, counsel to Garage, in form and substance reasonably satisfactory to Home and Merger Sub, addressing the matters set forth in Exhibit C.

              (e) The Management Stockholder Agreement shall not have been modified or terminated without the consent of Home and shall be in full force and effect.

              (f) Each Stockholder Agreement shall not have been modified or terminated without the consent of Home and shall be in full force and effect.

                                  ARTICLE VIII
                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

          SECTION 8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement or the Merger by the stockholders of Garage:

              (a) by the mutual written consent of Garage and Home;

              (b) by Garage or Home, if (i) the Effective Time shall not have occurred on or before December 31, 1997, (ii) any Governmental Authority, the consent of which is a condition to the obligations of Garage and Home to consummate the Transactions, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful or (iii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

              (c) by Garage, if there has been a material breach by Home of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by Home of notice of such breach from Garage; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1 (c) shall not be available to Garage if Garage, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

              (d) by Home, if there has been a material breach by Garage of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by Garage of notice of such breach from Home; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1 (d) shall not be available to Home if Home, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

              (e) by Home or Garage if, at the Garage Meeting (including any adjournment or postponement thereof) called pursuant to Section 6.7 hereof, the Garage Stockholder Approval shall not have been obtained; and

              (f) by Garage if (i) Garage receives an alternative Acquisition Proposal, (ii) Garage is not then in breach of Section 6.6 , (iii) at least three Business Days prior to such termination, Garage shall have provided to Home written notice (A) as to the material terms of any such Acquisition Proposal and (B) that the Board of Directors of Garage in the exercise of its good faith judgment as to fiduciary duties to stockholders under applicable law, after consultation with outside legal counsel, has determined, by action of a majority of the entire Board of Directors of Garage that such termination is necessary in order for such Board of Directors to comply with such duties, and
(iv) on the date of such termination, the Board of Directors of Garage determines, by action of a majority of the entire Board of Directors of Garage that such termination continues to be necessary in order for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law (which determination shall be made in light of any revised proposal made by Home) and Garage concurrently enters into a definitive agreement providing for the implementation of such Acquisition Proposal.

          SECTION 8.2 Effect of Termination. In the event of termination of this Agreement by Garage or Home as provided in Section 8.1 hereof, this Agreement shall forthwith become void (except Sections 6.5(b), 6.15, 8.2, 8.5, 9.1, 9.2, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.12(b), 9.14 or 9.15) and there shall be no liability on the part of Garage, Home, Merger Sub or their respective officers or directors, except for any breach of a party's obligations under Sections 6.5(b), 6.15, 8.2, 8.5, 9.1, 9.2, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.12(b),
9.14 and 9.15. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful, material breach of this Agreement.

          SECTION 8.3 Amendment or Supplement. At any time before or after approval of this Agreement by the stockholders of Garage and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Garage, Merger Sub and Home with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of Garage there shall be no amendment or supplement which by law requires further approval by such stockholders without such further approval by the stockholders of Garage.

          SECTION 8.4 Extension of Time, Waiver, Etc. At any time prior to the Effective Time:

              (a) Home may extend the time for the performance of any of the obligations or acts of Garage, and Garage may extend the time for the performance of any of the obligations or acts of Home or Merger Sub;

              (b) Home may waive any inaccuracies in the representations and warranties of Garage contained herein or in any document delivered pursuant hereto, and Garage may waive any inaccuracies in the representations and warranties of Home contained herein or in any document delivered pursuant hereto; or

              (c) Home may waive compliance with any of the agreements of Garage contained herein, and Garage may waive compliance with any of the agreements of Home or Merger Sub contained herein; provided, however, that no failure or delay by Garage or Home in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

          SECTION 8.5 Termination Fee.

              (a) If this Agreement is terminated pursuant to Section 8.1(f) or if the Board of Directors of Garage shall fail to recommend (for any reason other than a breach of the Merger Agreement by Home) that the stockholders of Garage approve the Merger Agreement and the Merger and the Garage Stockholder Approval is not obtained, then Garage will immediately pay to Home a termination fee equal to $6,000,000 in cash and the reasonable out-of-pocket expenses (not to exceed $750,000) incurred by Home in connection with this Agreement.

              (b) The agreement contained in this Section 8.5 is an integral part of the Transactions and constitutes liquidated damages in the event of the circumstances specified in 8.5(a) above and not a penalty.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

          SECTION 9.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

          SECTION 9.3 Modification; Waiver. No supplement, modification, extension, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          SECTION 9.4 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered mail, fax or by Federal Express (or other reputable overnight delivery service):

   if to Home or Merger Sub, to it at:

      Household International, Inc.
      2700 Sanders Road
      Prospect Heights, Illinois 60070
      Attention:  John W. Blenke, Esq.
      Tel: (847) 564-6150
      Fax: (847) 205-7536
   with a copy to:

      Wilmer, Cutler & Pickering
      2445 M Street, N.W.
      Washington, D.C. 20037
      Attention:  Russell J. Bruemmer, Esq.
      Tel:  (202) 663-6804
      Fax:  (202) 663-6363

   if to Garage, to it at:

      ACC Consumer Finance Corporation
      12750 High Bluff Drive, Suite 320
      San Diego, California 92130
      Attention: Rocco Fabiano
      Tel: (619) 793-6300
      Fax: (619) 793-6333

   with a copy to:

      Cooley Godward LLP                    Cooley Godward LLP
      4365 Executive Drive, Suite 1100      Five Palo Alto Square
      San Diego, CA 92121-2128              3000 El Camino Real
      Attention: Barbara L. Borden, Esq.    Palo Alto, CA 94306-2155
      Tel: (619) 550-6000                   Attention: Michael R. Jacobson, Esq.
      Fax: (619) 453-3555                   Tel: (415) 843-5000
                                            Fax: (415) 857-0603

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, (iii) upon transmission by fax and receipt of confirmation of such transmission by the sender's fax machine, or (iv) one day after being sent by Federal Express (or other reputable overnight delivery service).

         SECTION 9.5 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party, except that the filing fee paid to the SEC in connection with the Proxy Statement/Prospectus and expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus shall be paid 50% by Garage and 50% by Home.

         SECTION 9.6 Assignment. No party hereto shall have the right, power or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law. without the prior written consent of the other parties hereto.

          SECTION 9.7 No Survival. Except as otherwise expressly provided herein, none of the representations and warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Merger or the termination of this Agreement pursuant to Article VIII.

          SECTION 9.8 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

          SECTION 9.9 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 9.6, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth in Section 3.2, 3.3, 3.4, 3.5, and 6.16 nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          SECTION 9.10 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          SECTION 9.11 Interpretation; References. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to an Article or a Section of this Agreement. The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

          SECTION 9.12 Dispute Resolution and Jurisdiction.

              (a) Each party to this Agreement shall appoint a Representative to coordinate with the other party the implementation of this Agreement. If any dispute arises with respect to either party's performance hereunder, the Representatives shall meet to attempt to resolve such dispute, either in person or by telephone, within two (2) business days after the written request of either Representative. If the Representatives are unable to resolve such dispute, the chief executive officers of Garage and Home shall meet, either in person or by telephone, within ten (10) business days after either Representative provides written notice that the Representatives have been unable to resolve such dispute. If the chief executive officers are unable to resolve such dispute, either party may submit such dispute to Deloitte and Touche LLP, or another nationally-recognized accounting firm, if such dispute is solely of a financial nature.

              (b) Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby that cannot be resolved in accordance with subsection (a) hereof, shall be adjudicated in a state or federal court of competent civil jurisdiction sitting in the State of Delaware and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any such court of the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance of non-performance of any obligation hereunder, or any of the transactions contemplated hereby (each, a "Suit"). To the extent permitted by Law, each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, that the venue of such Suit is improper or that it is entitled to a trial by jury.

          SECTION 9.13 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby incorporated by reference as though set out in full herein.

          SECTION 9.14 Attorneys' Fees. In the event that any party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

          SECTION 9.15 Waiver of Jury Trial. Each party to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the parties hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to this Agreement or to any other document or agreement relating to the Transactions.

          SECTION 9.16 Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them, may reasonably request to carry out the intent of this Agreement and the Transactions.

          SECTION 9.17 Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.





                  (Remainder of page intentionally left blank)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       HOUSEHOLD INTERNATIONAL, INC.




                                       By: /s/ JOHN W. BLENKE
                                          ---------------------------
                                          Name:  J.W. Blenke
                                          Title: Asst Sec & VP


                                       ACC CONSUMER FINANCE CORPORATION



                                       By: /s/ ROCCO J. FABIANO
                                          ---------------------------
                                          Name:
                                          Title:

                                       HOUSEHOLD AUTO CORPORATION



                                       By: /s/ PATRICK D. SCHWARTZ
                                          ---------------------------
                                          Name:  Patrick D. Schwartz
                                          Title: Vice President

                                     ANNEX I

                                EMPLOYEE MATTERS

Employee Benefits

          Home will cause all Garage employees to be eligible to participate as soon as practicable (i) in any holiday, sick leave, vacation pay, leave of absence, or similar policy of Home in which similarly situated employees of Home are generally eligible to participate without duplication of benefits and (ii) in the Benefit Plans of Home in which similarly situated employees of Home are generally eligible to participate. Home will use its best efforts, to the extent practicable, to admit employees to the foregoing plans no later than the first entry date following the Closing Date. Prior to admittance of employees to the foregoing plans, Home will use its reasonable best efforts to maintain the relevant Garage plans existing prior to the Closing Date. In addition, as of the Closing Date, Home will cover or maintain coverage of Garage employees and their dependents under a Home or Garage group health plan and under basic company-provided life and disability coverage, subject to the rules applicable to other similarly situated employees of Home, without regard to any preexisting condition exclusions or, to the extent the Garage employee was covered by such a plan before the Closing Date, any waiting periods, or similar limitations under any Benefit Plans of Home and Home shall provide each such employee with credit for any copayments previously made and any deductible previously satisfied. For purposes of any seniority or length of service requirements, waiting periods, vesting periods, or differential benefits based on length of service in any such plan or policy of Home as of the Closing Date for which a Garage employee may be eligible after the Closing, Home shall treat service by such employee with Garage as though it had been service with Home for all purposes under any such plan or policy to the extent Garage credited such service under its similar plans, excluding benefit accruals under any defined benefit plan maintained by Home, so long as this crediting of service does not violate applicable laws and is consistent with the rules governing Benefit Plans qualified under Section 401
(a) of the Code.

Employee Communication.

          Any communications proposed to be delivered to the Garage employees before the Closing regarding the matters contained in or the transactions contemplated under the Merger Agreement or this Annex I, or otherwise respecting any changes or potential changes in employee benefit plans, practices, or procedures that may or will occur in connection with the transactions contemplated by the Merger Agreement, shall be subject to the prior approval of Home or Garage, respectively, which approval shall not be unreasonably withheld and who shall be deemed to have approved a proposed communication absent objection provided within 72 hours of receipt of the proposed communications. The proposed communication to be delivered to the Garage employees on the Business Day immediately following the execution of the Merger Agreement has been approved by Home.

No Other Restrictions; No Third Party Beneficiaries

          Nothing in this Annex I or in the Merger Agreement shall (a) restrict or otherwise inhibit Home's right to terminate the employment of any Garage employee on or after the Closing Date or (b) be construed or interpreted to restrict Home's right or authority to amend or terminate any of its employee benefit plans, policies, or programs effective on or after the Closing Date. Nothing expressed or implied in this Annex I or in the Merger Agreement shall give any Garage employee any third party beneficiary rights or other rights to sue under or with respect to the Merger Agreement, including Annex I, except as set forth in Section 9.9 of the Merger Agreement.

                                   EXHIBITS TO
                          AGREEMENT AND PLAN OF MERGER
                                   dated as of
                                 August _, 1997
                                  by and among
                         HOUSEHOLD INTERNATIONAL, INC.,
                           HOUSEHOLD AUTO CORPORATION
                                       and
                        ACC CONSUMER FINANCE CORPORATION

                                     INDEX

EXHIBIT A         Form of Affiliate Letter..................................................   A-1

EXHIBIT B         Form of Legal Opinion of Counsel to Home and Merger Sub....................  B-1

EXHIBIT C         Form of Legal Opinion of Counsel to Garage.................................  C-1

EXHIBIT D         Form of Stockholder Agreement..............................................  D-1

EXHIBIT E         Form of Management Stockholder Agreement...................................  E-1

EXHIBIT F         Form of Tax Representation Letters.........................................  F-1

                                                                      EXHIBIT A

                            FORM OF AFFILIATE LETTER

Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois 60070
Attn:   John W. Blenke, Esq.


Ladies and Gentlemen:

          I have been advised that, as of the date of this letter agreement, I may be deemed to be an "affiliate" of ACC Consumer Finance Corporation, a Delaware corporation ("Garage"), as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

          Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 24, 1997 (the "Merger Agreement"), by and among Household International, Inc., a Delaware corporation ("Home"), Garage and Household Auto Corporation, a Delaware corporation and a wholly owned subsidiary of Home ("Merger Sub"), Merger Sub will be merged with and into Garage (the "Merger"). Pursuant to the Merger, all of the shares of Common Stock, par value $0.001 per share, of Garage owned by the undersigned will be converted into the right to receive a combination of cash and shares of Common Stock, par value $ 1.00 per share, of Home (the "Home Common Stock").

          I represent, warrant and covenant to Home that, with respect to all shares of Home Common Stock received as a result of the Merger:

          1. I shall not make any sale, transfer or other disposition of the shares of Home Common Stock in violation of the Act or the Rules and Regulations.

          2. I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of Home Common Stock with my counsel or counsel for Garage.

          3. I have been advised that the issuance of shares of Home Common Stock to me pursuant to the Merger has been registered with the Commission under the Act. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Garage, I may be deemed to have been an affiliate of Garage and the distribution by me of the Home Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of shares of Home Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to Home, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission or pursuant to a change in Rule 145 under the Act, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          4. I understand that Home is under no obligation to register under the Act the sale, transfer or other disposition of shares of Home Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

          5. I understand that Home will give stop transfer instructions to Home's transfer agents with respect to the Home Common Stock and that the certificates for the shares of Home Common Stock issued to me, or any substitutions therefor, will bear a legend substantially to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY ONLY BE TRANSFERRED PURSUANT TO THE REQUIREMENTS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED AUGUST 24,1997, BETWEEN THE REGISTERED HOLDER HEREOF AND HOUSEHOLD INTERNATIONAL, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HOUSEHOLD INTERNATIONAL, INC."

          It is understood and agreed that the legend set forth in paragraph 5 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legend and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Home Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the shares of Home Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, (iii) Home has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Home, or a " no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned, or (iv) the Commission amends Rule 145 such that there are no longer restrictions on sale under Rule 145.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Garage as described in the first paragraph of this letter.

          Home agrees that, for a period of at least two years after the effective date of Merger, it will make publicly available the information required by, and in the manner specified by, Rule 144(c) under the Act.



                                               Sincerely,

                                               -----------------------------
                                               Name:


Accepted this ___day of_________________,1997:



HOUSEHOLD INTERNATIONAL, INC.


By:_____________________________________
   Name:
   Title:

                                                                       EXHIBIT B

                            FORM OF LEGAL OPINION OF
                    JOHN W. BLENKE, ASSISTANT GENERAL COUNSEL
                      AND SECRETARY OF HOME AND MERGER SUB

          1. Merger Sub has been duly incorporated and each of Merger Sub and Home is validly existing and in good standing under the laws of the State of Delaware.

          2. Each of Home and Merger Sub has the corporate power and corporate authority to enter into the Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement by each of Home and Merger Sub and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Home and Merger Sub.

          3. The Agreement has been executed and delivered by each of Home and Merger Sub and (assuming it has been duly authorized, executed and delivered by Garage) is a valid and binding obligation of Home and Merger Sub, enforceable against Home and Merger Sub in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) that rights to indemnification thereunder may be limited by Federal or state securities laws or the policies underlying such laws.

          4. Neither the execution and delivery of the Agreement by Home, nor the consummation by each of Home and Merger Sub of the transactions contemplated thereby, will (a) violate the Certificate of Incorporation or By-laws of Home or Merger Sub, or (b) to the best of my knowledge, constitute a violation of or a default under any material contract, agreement or instrument to which Home, Merger Sub or any of their Material Subsidiaries is subject.

          5. The shares of Home Common Stock to be issued in the Merger pursuant to the Merger Agreement have been lawfully and duly authorized and such shares of Home Common Stock, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

          6. Neither the execution or delivery by Home or Merger Sub of the Agreement nor the consummation by Home or Merger Sub of the Merger in accordance with the terms and provisions thereof will violate any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the general corporate law of the State of Delaware and of the United States of America which, in my experience, are normally applicable to transactions of the type contemplated by the Agreement.

          7. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by Home or Merger Sub, except that I express no opinion with regard to the securities or Blue Sky laws of the various states. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

          8. The Home Registration Statement has been declared effective under the Securities Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Home Registration Statement or preventing the use of the Proxy Statement/Prospectus has been issued.

          9. The Proxy Statement/Prospectus, as of the date it was mailed to stockholders of Garage and as of the date hereof, and the Home Registration Statement, as of the date of its effectiveness and as of the date hereof, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that, in each case, I express no opinion or belief as to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference therein or excluded therefrom or any information to the extent it was furnished by or relates to Garage, and I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus or the Home Registration Statement.

          In addition, I have participated in conferences with other officers and representatives of Home, representatives of the independent public accountants of Home, officers and other representatives of Garage, counsel for Garage and representatives of the independent public accountants of Garage, at which the contents of the Proxy Statement/Prospectus, the Home Registration Statement and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus or the Home Registration Statement and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to my attention that have led me to believe that, insofar as it relates to Home, the Proxy Statement/Prospectus, the Home Registration Statement, in each case, as of its date and the date of the Garage Meeting, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that I express no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus or the Home Registration Statement or the information included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus or the Home Registration Statement to the extent such information was furnished by or relates to Garage.

                                                                      EXHIBIT C

                            FORM OF LEGAL OPINION OF
                              COOLEY GODWARD LLP,
                               COUNSEL TO GARAGE

          1. Garage and each subsidiary of Garage listed on Schedule A attached hereto has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

          2. Garage has the corporate power and corporate authority to enter into the Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement by Garage and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Garage.

          3. The Agreement has been executed and delivered by Garage and (assuming it has been duly authorized, executed and delivered by Home and Merger
Sub) is a valid and binding obligation of Garage, enforceable against Garage in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) that rights to indemnification thereunder may be limited by Federal or state securities laws or the policies underlying such laws.

          4. Neither the execution and delivery of the Agreement by Garage, nor the consummation by Garage of the transactions contemplated thereby, will (a) violate the Certificate of Incorporation or By-laws of Garage, or (b) constitute a violation of or a default under any material contract, agreement or instrument to which Garage or any of its Material Subsidiaries is subject.

          5. Neither the execution or delivery by Garage of the Agreement nor the consummation by Garage of the Merger in accordance with the terms and provisions thereof will violate any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of California, the general corporate law of the State of Delaware and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

          6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by Garage, except that we express no opinion with regard to the securities or Blue Sky laws of the various states.

"Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

          7. The Proxy Statement/Prospectus, as of the date it was mailed to stockholders of Garage and as of the date hereof, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that, in each case, we express no opinion or belief as to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference therein or excluded therefrom or any information to the extent it was furnished by or relates to Home or Merger Sub, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus.

          In addition, we have participated in conferences with officers and other representatives of Garage, representatives of the independent public accountants of Garage, officers and other representatives of Home, counsel for Home and representatives of the independent public accountants of Home, at which the contents of the Proxy Statement/Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that, insofar as it relates to Garage, the Proxy Statement/Prospectus in each case, as of its date and the date of the Garage Meeting, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus or the information included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus to the extent such information was furnished by or relates to Home or Merger Sub.

                                                                      EXHIBIT D


                              STOCKHOLDER AGREEMENT

          STOCKHOLDER AGREEMENT dated as of August 24, 1997 (this "Agreement"), among HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation ("Home") and the other parties signatory hereto (each a "Stockholder").

          WHEREAS, each Stockholder desires that ACC CONSUMER FINANCE CORPORATION, a Delaware corporation ("Garage"), Home and HOUSEHOLD AUTO CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Home ("Sub"), enter into an Agreement and Plan of Merger dated as of the date hereof in the form of Exhibit A hereto (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which it is intended that Sub merge with and into the Garage (the "Merger");

          WHEREAS, as of the date hereof, each of the Stockholders is beneficial owner of, and has the sole right to vote and dispose of the number of shares of Garage Common Stock, which is set forth opposite such Stockholder's name in Schedule A hereto; and

          WHEREAS, each Stockholder is executing this Agreement as an inducement to Home and Sub to enter into and execute the Merger Agreement;

          NOW, THEREFORE, in consideration of the execution and delivery by Home and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

          Section 1. Representations and Warranties. Each Stockholder severally represents and warrants to Home as follows:

                  (a) Such Stockholder is the record and beneficial owner of the number of shares of Garage Common Stock set forth opposite such Stockholder's name in Schedule A hereto (such "Stockholder's Shares" or such "Shares"). Except for such Stockholder's Shares and any other shares of Garage Common Stock subject hereto, such Stockholder is not the record or beneficial owner of any shares of Garage Common Stock.

                  (b) This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming due execution and delivery of this Agreement by the other parties hereto, shall constitute the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which such Stockholder's Shares are subject. Execution and delivery of the Agreement by such Stockholder and performance of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or such Stockholder's Shares, except for filings under the Exchange Act, if applicable.

                  (c) Such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under the existing terms of a trust which such Stockholder is the trustee.

                  (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

                  (e) Such Stockholder understands and acknowledges that Home is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Such Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Home and Sub.

Home represents and warrants to each Stockholder as follows:

                  (a) This Agreement and the Merger Agreement have been duly and validly executed and delivered by Home and Sub, and assuming due execution and delivery of this Agreement by each Stockholder and the Merger Agreement by Garage, shall constitute the legal, valid and binding obligation of Home and Sub enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the transactions contemplated hereby and the Merger will result in the violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Home or Sub is a party or bound. Execution and delivery by Home and Sub of this Agreement and the Merger Agreement, and performance of the transactions contemplated thereby will not violate or require any consent, approval, notice under any provision of any judgment, order decree, statute, law, rule or regulation applicable to Home or Sub, except for (i) applicable requirements, if any, of the Exchange

         Act, the Securities Act, the Blue Sky Laws and the HSR Act, in each case, including rules and regulations promulgated thereunder and (ii) the Merger Filing.

                  (b) Home and Sub understand and acknowledge that each Stockholder is entering into this Agreement in reliance upon the covenant and agreement of Home and Sub to perform their respective covenants and obligations under the Merger Agreement in accordance with its terms. Home and Sub hereby covenant to each Stockholder to perform their respective covenants and obligations under the Merger Agreement in accordance with its terms.

                  (c) A true and correct copy of each of the Merger Agreement, the Stockholder Agreement between Home and Cargill Financial Services Corporation and the Management Stockholder Agreement is attached hereto as Exhibits A, B and C, respectively.

         Section 2. The Merger. Each Stockholder hereby severally agrees to (i) vote its Shares in favor of the Merger and the Merger Agreement at the Garage Meeting, or any adjournment or postponement thereof and (ii) deliver its Shares to Home pursuant to the terms of the Merger Agreement. Further, each Stockholder hereby severally agrees that it will not exercise any rights of appraisal that it may have with respect to the Merger.

         Section 3. Covenants. Each Stockholder severally agrees with, and covenants to Home as follows:

                  (a) Such Stockholder shall not, except as contemplated by the terms of this Agreement or the Merger Agreement, (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares or any interest therein, (ii) enter into any contract, option or other agreement of understanding with respect to any transfer of any or all of such Stockholder's Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Stockholder's Shares, (iv) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Stockholder's Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

                  (b) Such Stockholder shall not, and shall instruct any attorney or other advisor or representative retained by such Stockholder to work specifically on the Merger or in respect of Garage, for or on behalf of Stockholder not to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal with respect to Garage; provided, however, that nothing in this Agreement shall limit or affect the ability of such Stockholder (i) in its capacity as officer or director to take any action set forth in this Section 33(b) subject, as applicable, to any restrictions contained in the Merger Agreement or (ii) to engage in any activity permitted or contemplated by this Agreement or the Merger Agreement.

                  (c) Such Stockholder shall not take any action which would restrict, limit or frustrate in any way the Merger as set forth in the Merger Agreement; provided, however, that nothing in this Agreement shall limit or affect the ability of such Stockholder (i) in its capacity as officer or director to take any action set forth in this
         Section 3(c) subject, as applicable, to any restrictions contained in the Merger Agreement or (ii) to engage in any activity permitted or contemplated by this Agreement or the Merger Agreement. Notwithstanding the foregoing and Section 3(a)(i) above, such Stockholder may distribute any of its Shares to its partners or stockholders, as the case may be, if prior to such distribution, such person or persons who shall own the Shares beneficially and of record following such distribution executes a counterpart of this Agreement and agrees to be bound hereby; provided, that such distribution may only take place (i) after the Home Registration Statement is declared effective or (ii) after delivery by such Stockholder to Home of a proposal for such distribution, which distribution, in Home's reasonable judgement, would not result in a violation or contravention of the Securities Act or Exchange Act or the rules and regulations promulgated thereunder.

                  (d) At any meeting of stockholders of Garage or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger, consolidation, combination, tender offer (including an exchange offer), sale of substantial assets, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by Garage (other than such transactions as are contemplated by the Merger Agreement) and (ii) any amendment of Garage's Certificate of Incorporation or By-laws or other proposal or transaction involving Garage or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of Garage under or with respect to, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

         Section 4. Grant of Irrevocable Proxy: Appointment of Proxy.

                  (a) Each Stockholder hereby irrevocably grants to, and appoints, Home, David A. Schoenholz, and Paul R. Shay, in their respective capacities as officers of Home, and any individual who shall hereafter succeed to any such office of Home, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of such Shares against any Competing Transaction. Such proxy shall terminate upon the termination of this Agreement.

                  (b) Such Stockholder represents that any proxies (other than as set forth in this Section 4) heretofore given in respect of such Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

                  (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except as revoked automatically upon termination of this Agreement. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (the "DGCL").

         Section 5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Garage affecting the Garage Common Stock, or the acquisition of additional shares of Garage Common Stock or other voting securities of Garage by any Stockholder, the number of Stockholder's Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Garage Common Stock or other voting securities of Garage issued to or acquired by such Stockholder.

         Section 6. Legend. Each Stockholder agrees that such Stockholder will deliver to Garage, within ten (10) business days after the date hereof, any and all certificates representing such Stockholder's Shares in order that Garage may inscribe upon such certificates the following legend: "The shares of Common Stock, $.001 par value, of ACC Consumer Finance Corporation represented by this certificate are subject to a Stockholder Agreement dated as of August 24, 1997 and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of ACC Consumer Finance Corporation." Garage shall promptly return by registered mail the certificates to each Stockholder.

         Section 7. Restriction of Stock Sales. Except in accordance with this Section or as otherwise contemplated in this Agreement, each Stockholder agrees that without the prior consent of Home, such Stockholder will not sell, offer for sale, contract to sell, grant any option for sale, pledge, hedge or otherwise dispose of any Garage Common Stock or any securities convertible into or exchangeable for such Garage Common Stock (including any Home Common Stock), or any options or right to purchase or acquire Garage Common Stock or Home Common Stock; provided, however, that without the consent of Home, such Stockholder may, in compliance with the Exchange Act and the Securities Act and any rules or regulations thereunder, as applicable, in any manner hedge, in the aggregate, that number of shares of Home Common Stock that it is reasonably likely to receive pursuant to the Merger Agreement. In the event that Stockholder engages in any activity specified in the preceding sentence during the Pricing Period (as defined in the Merger Agreement), Stockholder shall give written notice to Home of such activity and the number of shares of Garage Common Stock or Home Common Stock to which such activity related, which notice shall be delivered to Home via facsimile at the number set forth in Section 9.4 of the Merger Agreement on the date such activity occurs.

         Section 8. Voidability. If prior to the execution hereof, the Board of Directors of Garage shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Home or Sub would become, or could reasonably be expected to become an "interested stockholder" with whom Garage would be prevented for any period pursuant to Section 203 of the DGCL or the Certificate of Incorporation of Garage from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable unless within two Business Days of this Agreement becoming void and unenforceable, such authorization and approval by Garage's Board of Directors shall have been duly and validly obtained, in which case this Agreement shall be immediately reinstated and shall be effective on and after such date without any further action on the part of the parties hereto.

         Section 9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Garage makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his capacity as the record holder and beneficial owner of such Stockholder's Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of Garage to the extent specifically permitted by the Merger Agreement.

         Section 10. Affiliate Agreements, Prior to the Effective Time, each Stockholder hereby agrees to execute and deliver to Home a Rule 145 Affiliate Agreement, substantially in the form of Exhibit A to the Merger Agreement.

         Section 11. Further Assurances. Each Stockholder shall, upon request of Home, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Home to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in Home and the other irrevocable proxies described therein.

         Section 12. Termination. This Agreement, and all rights and obligations of the parties hereunder, including without limitation the irrevocable proxy granted herein, shall terminate upon the first to occur of (i) the date upon which the Merger Agreement is terminated in accordance with its terms, (ii) December 31, 1997, (iii) as provided in Section 8 hereof and (iv) if the Merger Agreement is not executed by the parties thereto on or before August 29, 1997. Otherwise, this Agreement, and all rights and obligations of the parties hereunder, including without limitation the irrevocable proxy granted herein, shall terminate upon the Effective Time of the Merger.

         Section 13. Miscellaneous.

              (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned such terms in the Merger Agreement.

              (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Home, to the address set forth in Section 9.4 of the Merger Agreement; and (ii) if to a Stockholder, to the address set forth in Schedule A hereto, or such other address as may be specified in writing by such Stockholder.

              (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of Home and such Stockholder and delivered to Home and such Stockholder.

              (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

              (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

              (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent.

              (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

              (i) Each Stockholder agrees that irreparable damage would occur and that Home would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Home shall be entitled to an injunction or injunctions to prevent breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which it is entitled at law or in equity. Home agrees that irreparable damage would occur and that each Stockholder would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Stockholder shall be entitled to an injunction or injunctions to prevent breaches by Home of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement of any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. It is further agreed that any breaching or defaulting party hereunder shall pay to the other parties hereto such out of pocket costs and expenses, including legal and accounting fees, as are reasonably incurred in pursuit of such parties' remedies hereunder.

              (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party. In addition, Home hereby agrees with each Stockholder that the Merger Agreement shall not be amended, modified or altered in any material respect, or any material provision thereof waived, without the consent of each Stockholder. Without limiting the foregoing, no amendment or modification of the Merger Agreement that materially changes the form or amount of the Merger Consideration shall be effective unless each Stockholder shall have consented to such amendment or modification.


                  (Remainder of page intentionally left blank)

              IN WITNESS WHEREOF, Home and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.



                                          HOUSEHOLD INTERNATIONAL, INC.

                                          By: /s/ JOHN W. BLENKE
                                            ---------------------------------
                                          Title: Asst. Secretary & VP
                                                -----------------------------

                                          STROME OFFSHORE LIMITED

                                          By:
                                            ---------------------------------
                                          Title:
                                                -----------------------------

                                          STROME PARTNERS, L.P.

                                          By:
                                            ---------------------------------
                                          Title:
                                                -----------------------------

              IN WITNESS WHEREOF, Home and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.




                                  HOUSEHOLD INTERNATIONAL, INC.

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                  STROME OFFSHORE LIMITED

                                  By: /s/ Jeffrey S. Lambert
                                     ------------------------------------------
                                  Title: C.F.O. of Strome Susskind Investment
                                         Management, L.P.
                                        ---------------------------------------


                                  STROME PARTNERS, L.P.

                                  By: /s/ Jeffrey S. Lambert
                                     ------------------------------------------
                                  Title: C.F.O. of Strome Susskind Investment
                                         Management, L.P.
                                        ---------------------------------------

                                   SCHEDULE A

                                                                     Number of
Name and Address of Stockholder                                Stockholder Shares
-------------------------------                                ------------------
Strome Offshore Limited                                              1,637,255
c/o Meespierson (Cayman) Ltd.
British Amer Centre
POB 2003
Dr. Roy's Drive
Georgetown, Grand Cayman
Cayman Islands

Strome Partners, L.P.                                                1,613,933
100 Wilshire Boulevard, 15th Floor
Santa Monica, California 90401

                              STOCKHOLDER AGREEMENT

        STOCKHOLDER AGREEMENT dated as of August 24,1997 (this "Agreement"), between HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation ("Home") and CARGILL FINANCIAL SERVICES CORPORATION, a Delaware corporation (the "Stockholder").

        WHEREAS, Stockholder desires that ACC CONSUMER FINANCE CORPORATION, a Delaware corporation ("Garage"), Home and HOUSEHOLD AUTO CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Home ("Sub"), enter into an Agreement and Plan of Merger dated as of the date hereof in the form of Exhibit A hereto (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which it is intended that Sub merge with and into the Garage (the "Merger");

        WHEREAS, as of the date hereof, Stockholder is beneficial owner of, and has the sole right to vote and dispose of the number of shares of the Garage Common Stock, which is set forth opposite Stockholder's name in Schedule A hereto; and

        WHEREAS, Stockholder is executing this Agreement as an inducement to Home and Sub to enter into and execute the Merger Agreement;

        NOW, THEREFORE, in consideration of the execution and delivery by Home and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

        Section 1. Representations and Warranties. Stockholder represents and warrants to Home as follows:

                      (a) Stockholder is the record and beneficial owner of the number of shares of Garage Common Stock set forth opposite Stockholder's name in Schedule A hereto (the "Stockholder's Shares" or the "Shares"). Except for the Stockholder's Shares and any other shares of Garage Common Stock subject hereto, Stockholder is not the record or beneficial owner of any shares of Garage Common Stock.

                      (b) This Agreement has been duly authorized, executed and delivered by Stockholder and, assuming due execution and delivery of this Agreement by Home, shall constitute the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or bound or to which Stockholder's Shares are subject. Execution and delivery of this Agreement by Stockholder and performance of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Stockholder or Stockholder's Shares, except for necessary filings under the Exchange Act including rules and regulations promulgated thereunder.

             (c) The Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or rights under the Investors Rights Agreement attached hereto as Exhibit D.

             (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

             (e) Stockholder understands and acknowledges that Home is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement. Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Home and Sub.

             (f) To the best of Stockholder's knowledge, on the date hereof, Garage is not in default under nor otherwise in breach of, and no event known to Stockholder will become, with the passage of time, such a default or breach, the terms and conditions of the Subordinated Certificate and Net Interest Margin Certificate Financing Agreement dated as of September 1, 1995, among Garage and certain of its subsidiaries named therein, Stockholder and Norwest Bank, National Association, as amended (the "Subordinated Certificate Agreement"), and the documents and instruments entered into or executed pursuant thereto, and any other credit facility, direct extension of credit, indemnification agreement or other agreement between or among Stockholder and Garage and/or certain of its subsidiaries named therein.

Home represents and warrants to Stockholder as follows:

             (a) This Agreement and the Merger Agreement have been duly and validly executed and delivered by Home and Sub, and assuming due execution and delivery of this Agreement by Stockholder and the Merger Agreement by Garage, shall constitute the legal, valid and binding obligation of Home and Sub enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement or the

        Merger Agreement nor the consummation of the transactions contemplated hereby and the Merger will result in the violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Home or Sub is a party or bound. Execution and delivery by Home and Sub of this Agreement and the Merger Agreement and performance of the transactions contemplated thereby will not violate or require any consent, approval, notice under any provision of any judgment, order decree, statute, law, rule or regulation applicable to Home or Sub, except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act, the Blue Sky Laws and the HSR Act, in each case, including rules and regulations promulgated thereunder and (ii) the Merger Filing.

               (b) Home and Sub understand and acknowledge that Stockholder is entering into this Agreement in reliance upon the covenant and agreement of Home and Sub to perform their respective covenants and obligations under the Merger Agreement in accordance with its terms. Home and Sub hereby covenant to Stockholder to perform their respective covenants and obligations under the Merger Agreement in accordance with its terms.

               (c) A true and correct copy of each of the Merger Agreement, the Stockholder Agreement among Home, Strome Offshore Limited and Strome Partners, L.P., and the Management Stockholder Agreement is attached hereto as Exhibits A, B and C, respectively.

        Section 2. The Merger. Stockholder hereby covenants and agrees to (i) vote its Shares in favor of the Merger and the Merger Agreement at the Garage Meeting, including any adjournment or postponement thereof, and (ii) deliver its Shares to Home pursuant to the terms of the Merger Agreement. Further, Stockholder covenants and agrees that it will not exercise any rights of appraisal that it may have with respect to the Merger.

        Section 3. Covenants. Stockholder agrees with, and covenants to, Home as follows:

               (a) Stockholder shall not, except as contemplated by the terms of this Agreement or the Merger Agreement, (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of Stockholder's Shares or any interest therein, (ii) enter into any contract, option or other agreement of understanding with respect to any transfer of any or all of Stockholder's Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Stockholder's Shares, (iv) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to Stockholder's Shares or
        (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

                  (b) Stockholder shall not, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal with respect to Garage; provided, however, that nothing in this Agreement shall limit or affect the ability of Stockholder (i) in its capacity as officer or director of Garage to take any action set forth in this Section 3(b) subject, as applicable, to any restrictions contained in the Merger Agreement or (ii) to otherwise engage in any activity permitted or contemplated by this Agreement or the Merger Agreement. In addition, Stockholder shall not instruct any attorney or other advisor or representative to, directly or indirectly, take any of the actions set forth in the preceding sentence and subject to the provisos set forth in the preceding sentence.

                  (c) Stockholder shall not take any action which would restrict, limit or frustrate in any way the Merger as set forth in the Merger Agreement; provided, however, that nothing in this Agreement shall limit or affect the ability of Stockholder (i) in its capacity as officer or director of Garage to take any action set forth in this
         Section 3(c) subject, as applicable, to any restrictions contained in the Merger Agreement or (ii) to otherwise engage in any activity permitted or contemplated by this Agreement or the Merger Agreement.

                  (d) At any meeting of stockholders of Garage or at any adjournment thereof or in any other circumstances upon which Stockholder's vote, consent or other approval is sought, Stockholder shall vote (or cause to be voted) Stockholder's Shares against (i) any merger agreement or merger, consolidation, combination, tender offer (including an exchange offer), sale of substantial assets, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by Garage (other than such transactions as are contemplated by the Merger Agreement) and (ii) any amendment of Garage's Certificate of Incorporation or By-laws or other proposal or transaction involving Garage or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of Garage under or with respect to, the Merger Agreement or any of the transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

         Section 4.      Grant of Irrevocable Proxy; Appointment of Proxy.

                  (a) Stockholder hereby irrevocably grants to, and appoints, Home, David A. Schoenholz, and Paul R. Shay, in their respective capacities as officers of Home, and any individual who shall hereafter succeed to any such office of Home, and each of them individually, Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote Stockholder's Shares, or grant a consent or approval in respect of such Shares against any Competing Transaction. Such proxy shall terminate upon the termination of this Agreement.

             (b) Stockholder represents that any proxies (other than as set forth in this Section 4) heretofore given in respect of Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

             (c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except as revoked automatically upon termination of this Agreement. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (the "DGCL").

      Section 5. Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation Stockholder's heirs, guardians, administrators, successors or transferees. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Garage affecting Garage Common Stock, or the acquisition of additional shares of Garage Common Stock or other voting securities of Garage by any Stockholder, the number of Stockholder's Shares listed in Schedule A beside the name of Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Garage Common Stock or other voting securities of Garage issued to or acquired by Stockholder.

      Section 6. Legend. Stockholder agrees that Stockholder will deliver to Garage, within ten (10) business days after the date hereof, any and all certificates representing Stockholder's Shares in order that Garage may inscribe upon such certificates the following legend: "The shares of Common Stock, $.001 par value, of ACC Consumer Finance Corporation represented by this certificate are subject to a Stockholder Agreement dated as of August 24, 1997 and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of ACC Consumer Finance Corporation." Garage shall promptly return by registered mail the certificates to Stockholder.

      Section 7. Restriction of Stock Sales. Except in accordance with this Section or as otherwise contemplated in this Agreement, the Stockholder agrees that without the prior consent of Home, Stockholder will not sell, offer for sale, contract to sell, grant any option for sale, pledge, hedge or otherwise dispose of any Garage Common Stock or any securities convertible into or exchangeable for such Garage Common Stock (including any Home Common Stock), or any options or right to purchase or acquire Garage Common Stock or Home Common Stock; provided, however, that without the consent of Home, Stockholder may, in compliance with the Exchange Act and the Securities Act and any rules or regulations thereunder, as applicable, in any manner hedge, in the aggregate, that number of shares of Home Common Stock that it is reasonably likely to receive pursuant to the Merger Agreement. In the event that Stockholder engages in any activity specified in the preceding sentence during the Pricing Period (as defined in the Merger Agreement), Stockholder shall give written notice to Home of such activity and the number of shares of Garage Common Stock or Home Common Stock to which such activity related, which notice shall be delivered to Home via facsimile at the number set forth in Section 9.4 of the Merger Agreement on the date such activity occurs.

        Section 8. Voidability. If prior to the execution hereof, the Board of Directors of Garage shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Home or Sub would become, or could reasonably be expected to become an "interested stockholder" with whom Garage would be prevented for any period pursuant to Section 203 of the DGCL or the Certificate of Incorporation of Garage from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable unless within two Business Days of this Agreement becoming void and unenforceable such authorization and approval by Garage's Board of Directors shall have been duly and validly obtained, in which case this Agreement shall be immediately reinstated and shall be effective on and after such date without any further action on the part of the parties hereto.

      Section 9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Garage makes any agreement or understanding herein in his or her capacity as such director or officer. Stockholder signs solely in its capacity as the record holder and beneficial owner of Stockholder's Shares and nothing herein shall limit or affect any actions taken by Stockholder in its capacity as an officer or director of Garage to the extent specifically permitted by the Merger Agreement.

        Section 10. Affiliate Agreements. If Stockholder is identified as an affiliate of Garage in accordance with Section 6.14 of the Merger Agreement, prior to the Effective Time, Stockholder hereby agrees to execute and deliver to Home a Rule 145 Affiliate Agreement, substantially in the form of Exhibit A to the Merger Agreement.

        Section 11. Further Assurances. Stockholder shall, upon request of
Home, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Home to be necessary or desirable to carry out the provisions hereof and to vest the power to vote Stockholder's Shares as contemplated by Section 4 in Home and the other irrevocable proxies described therein.

        Section 12. Termination. This Agreement, and all rights and obligations of the parties hereunder, including without limitation the irrevocable proxy granted herein, shall terminate upon the first to occur of (i) the date upon which the Merger Agreement is terminated in accordance with its terms, (ii) December 31, 1997, (iii) as provided in Section 8 hereof and (iv) if the Merger Agreement is not executed by the parties thereto on or before August 29, 1997. Otherwise, this Agreement, and all rights and obligations of the parties hereunder, including without limitation the irrevocable proxy granted herein, shall terminate upon the Effective Time of the Merger. Notwithstanding anything herein to the contrary, Stockholder shall have the ongoing right, as a creditor or contract counterparty of Garage to enforce all of its rights and obtain all of the benefits under the Subordinated Certificate Agreement, and the documents and instruments entered into or executed pursuant thereto, and any other credit facility, direct extension of credit, indemnification agreement or other agreement between or among Stockholder and Garage and/or certain of its subsidiaries named therein, even if the enforcement of such agreements by Stockholder has a Material Adverse Effect on Garage, frustrates or limits the Merger, results in the termination of the Merger Agreement or otherwise. Stockholder shall not owe Home any duties with respect to such agreements and Home shall not be a third party beneficiary of any such agreements as a result of this Agreement or the Merger Agreement.

        Section 13.     Miscellaneous.

               (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned such terms in the Merger Agreement.

               (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Home, to the address set forth in Section 9.4 of the Merger Agreement; and (ii) if to Stockholder, to the address set forth in Schedule A hereto, or such other address as may be specified in writing by Stockholder.

               (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to Stockholder when one or more counterparts have been signed by each of Home and Stockholder and delivered to Home and Stockholder.

               (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent.

        (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

        (i) Stockholder agrees that irreparable damage would occur and that Home would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Home shall be entitled to an injunction or injunctions to prevent breaches by Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which it is entitled at law or in equity. Home agrees that irreparable damage would occur and that Stockholder would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Stockholder shall be entitled to an injunction or injunctions to prevent breaches by Home of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement of any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. It is further agreed that any breaching or defaulting party hereunder shall pay to the other parties hereto such out of pocket costs and expenses, including legal and accounting fees, as are reasonably incurred in pursuit of such parties' remedies hereunder.

             (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party. Home hereby agrees with Stockholder that the Merger Agreement shall not be amended, modified or altered in any material respect, or any material provision thereof waived, without the consent of Stockholder. Without limiting the generality of the foregoing, no amendment or modification to the Merger Agreement that materially changes the form or amount of the Merger Consideration shall be effective unless Stockholder shall have consented to such amendment or modification.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

        IN WITNESS WHEREOF, Home and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

                                   HOUSEHOLD INTERNATIONAL, INC.


                                   By: /s/ JOHN W. BLENKE
                                      ------------------------------------
                                   Title:  V.P. and Asst. Secretary
                                         ---------------------------------


                                   CARGILL FINANCIAL SERVICES CORPORATION


                                   By:
                                      ------------------------------------
                                   Title:
                                         ---------------------------------

        IN WITNESS WHEREOF, Home and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


                                   HOME, INC.

                                   By:
                                      ------------------------------------
                                   Title:
                                         ---------------------------------


                                   STROME OFFSHORE LIMITED

                                   By:
                                      ------------------------------------
                                   Title:
                                         ---------------------------------


                                   STROME PARTNERS, L.P.

                                   By:
                                      ------------------------------------
                                   Title:
                                         ---------------------------------


                                   CARGILL FINANCIAL SERVICES CORPORATION

                                   By: /s/ JEFFREY A.Z. HILLIGOSS
                                      ------------------------------------
                                   Title: Vice President
                                         ---------------------------------

                                   SCHEDULE A

                                                               Number of
 Name and Address of Stockholder                          Stockholder Shares
 -------------------------------                          ------------------

Cargill Financial Services Corporation                        1,132,450
6000 Clearwater Drive
Minnetonka, Minnesota 55343

                                                                       EXHIBIT E


                        MANAGEMENT STOCKHOLDER AGREEMENT

        MANAGEMENT STOCKHOLDER AGREEMENT dated as of August 24,1997 (this "Agreement"), among HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation ("Home") and the other parties signatory hereto (each a "Stockholder").

        WHEREAS, each Stockholder desires that ACC CONSUMER FINANCE CORPORATION, a Delaware corporation ("Garage"), Home and HOUSEHOLD AUTO CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Home ("Sub"), enter into an Agreement and Plan of Merger dated as of the date hereof in the form of Exhibit A hereto (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which it is intended that Sub merge with and into the Garage (the "Merger");

        WHEREAS, as of the date hereof, each of the Stockholders is beneficial owner of, and has the right to vote and dispose of the number of shares of Garage Cormmon Stock, which is set forth opposite such Stockholder's name in Schedule A hereto; and

        WHEREAS, each Stockholder is executing this Agreement as an inducement to Home and Sub to enter into and execute the Merger Agreement;

      NOW, THEREFORE, in consideration of the execution and delivery by Home and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

        Section 1. Representations and Warranties. Each Stockholder severally represents and warrants to Home as follows:

             (a) Such Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the number of shares of Garage Common Stock set forth opposite such Stockholder's name in Schedule A hereto (such "Stockholder's Shares" or such "Shares"). Except for such Stockholder's Shares and any other shares of Garage Common Stock subject hereto, such Stockholder is not the record or beneficial owner of any shares of Garage Common Stock.

             (b) This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming due execution and delivery of this Agreement by the other parties hereto, shall constitute the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which such Stockholder's Shares are subject. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of such Stockholder's spouse, enforceable against such person in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Execution and delivery of the Agreement by such Stockholder and performance of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or such Stockholder's Shares, except for filings under the Exchange Act, if applicable.

               (c) Such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under the existing terms of a trust which such Stockholder is the trustee.

               (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

               (e) Such Stockholder understands and acknowledges that Home is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Such Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Home and Sub.

Home represents and warrants to each Stockholder as follows:

               (a) This Agreement and the Merger Agreement have been duly and validly executed and delivered by Home and Sub, and assuming due execution and delivery of this Agreement by Stockholder and the Merger Agreement by Garage, shall constitute the legal, valid and binding obligation of Home and Sub enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the transactions contemplated hereby and

        Merger will result in the violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Home or Sub is a party or bound. Execution and delivery by Home and Sub of this Agreement and the Merger Agreement and performance of the transactions contemplated thereby will not violate or require any consent, approval, notice under any provision of any judgment, order decree, statute, law, rule or regulation applicable to Home or Sub, except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act, the Blue Sky Laws and the HSR Act, in each case, including rules and regulations promulgated thereunder and (ii) the Merger Filing.

               (b) Home and Sub understand and acknowledge that each Stockholder is entering into this Agreement in reliance upon the covenant and agreement of Home and Sub to perform their respective covenants and obligations under the Merger Agreement in accordance with its terms. Home and Sub hereby covenant to each Stockholder to perform their respective covenants and obligations under the Merger Agreement in accordance with its terms.

               (c) A true and correct copy of each of the Merger Agreement, the Stockholder Agreement between Home and Cargill Financial Services Corporation, and the Stockholder Agreement among Home, Strome Offshore Limited and Strome Partners, L.P. is attached hereto as Exhibits A, B and C, respectively.

        Section 2. The Merger. Each Stockholder hereby severally agrees to (i) vote his or her Shares in favor of the Merger and the Merger Agreement at the Garage Meeting, and any adjournment or postponement thereof and
        (ii) deliver his or her Shares to Home pursuant to the terms of the Merger Agreement. Further, each Stockholder hereby severally agrees that he or she will not exercise any rights of appraisal that he or she may have with respect to the Merger.

        Section 3. Covenants. Each Stockholder severally agrees with, and covenants to Home and, with respect to paragraph (c) below, each beneficiary of any revocable trust for which any Stockholder serves as trustee, agrees with and covenants to Home, as follows:

             (a) Such Stockholder shall not, except as contemplated by the terms of this Agreement or the Merger Agreement, (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares or any interest therein,
        (ii) enter into any contract, option or other agreement of understanding with respect to any transfer of any or all of such Stockholder's Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Stockholder's Shares,
        (iv) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Stockholder's Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

        (b) Such Stockholder shall not, and shall instruct any attorney or other advisor or representative retained by such Stockholder to work specifically on the Merger or in respect of Garage, for and on behalf of Stockholder not to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal with respect to Garage; provided, however, that nothing in this Agreement shall limit or affect the ability of such Stockholder (i) in his capacity as officer or director to take any action set forth in this Section 3(b) subject, as applicable, to any restrictions contained in the Merger Agreement or (ii) to engage in any activity permitted or contemplated by this Agreement or the Merger Agreement.

        (c) Such Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement or the Merger Agreement; provided, however, that nothing in this Agreement shall limit or affect the ability of such Stockholder or beneficiary (i) in his capacity as officer or director to take any action set forth in this Section 3(c) subject, as applicable, to any restrictions contained in the Merger Agreement or (ii) to engage in any activity permitted or contemplated by this Agreement or the Merger Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it. Notwithstanding the foregoing, such Stockholder may revoke a revocable trust if the person or persons who own such shares after revocation is the Stockholder and/or such Stockholder's spouse and prior to such revocation, such person or persons who shall own the shares beneficially and of record following such revocation executes a counterpart of this Agreement and agrees to be bound hereby.

        (d) At any meeting of stockholders of the Garage or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger, consolidation, combination, tender offer (including an exchange offer), sale of substantial assets, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by the Garage (other than the Merger as set forth in the Merger Agreement) and (ii) any amendment of Garage's Certificate of Incorporation or By-laws or other proposal or transaction involving Garage or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Garage under or with respect to, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

        Section 4.      Grant of Irrevocable Proxy; Appointment of Proxy.

             (a) Each Stockholder hereby irrevocably grants to, and appoints, Home, David A. Schoenholz, and Paul R. Shay, in their respective capacities as officers of Home, and any individual who shall hereafter succeed to any such office of Home, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of such Shares against any Competing Transaction. Such proxy shall terminate upon the termination of this Agreement.

             (b) Such Stockholder represents that any proxies (other than as set forth in this Section 4) heretofore given in respect of such Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

             (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except as revoked automatically upon termination of this Agreement. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (the "DGCL").

        Section 5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Garage affecting the Garage Common Stock, or the acquisition of additional shares of Garage Common Stock or other voting securities of Garage by any Stockholder, the number of Stockholder's Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Garage Common Stock or other voting securities of Garage issued to or acquired by such Stockholder.

        Section 6. Legend. Each Stockholder agrees that such Stockholder will deliver to Garage, within ten (10) business days after the date hereof, any and all certificates representing such Stockholder's Shares in order that Garage may inscribe upon such certificates the following legend: "The shares of Common Stock, $.001 par value, of ACC Consumer Finance Corporation represented by this certificate are subject to a Stockholder Agreement dated as of August 24, 1997 and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of ACC Consumer Finance Corporation."

        Section 7.   Restriction on Stock Sales.

             (a) Except in accordance with the provisions of this Section, each Stockholder agrees that without the prior consent of Home, the Stockholder will not offer for sale, contract to sell, sell or otherwise dispose of any of the shares of Home Common Stock received as a portion of the Merger Consideration pursuant to the Merger Agreement or sell short any shares of Home Common Stock; provided, however, that, without the consent of Home, (i) each Stockholder may pledge on margin or otherwise all shares of Home Common Stock beneficially owned by such Stockholder, may purchase, sell, write and close options on shares of Home Common Stock, may purchase, sell, write and close future contracts on share of Home Common Stock, may enter in swap transactions with respect to Home Common Stock and may otherwise engage in any transactions to hedge the market risk of owning Home Common Stock other than the short sale of Home Common Stock, whether or not against the box, (ii) each Stockholder may exercise any outstanding options to acquire Home Common Stock, (iii) each Stockholder may sell, contract to sell or otherwise dispose of all shares of Home Common Stock beneficially owned by such Stockholder upon the termination without cause of such Stockholder as an employee of Home or its subsidiaries as cause is defined in such Stockholder's employment agreement, or upon a change in control of Home and (iv) subject to satisfaction of Home's stock ownership goal program revised guidelines dated January 1, 1996, each Stockholder may sell, contract to sell or otherwise dispose of (x) up to 66 2/3% of the shares of Home Common Stock acquired by such Stockholder as part of the Merger Consideration, in whole or in part, following the first anniversary of the Closing Date and (y) all of the shares of Home Common Stock acquired by such Stockholder as part of the Merger Consideration, in whole or in part, following the third anniversary of the Closing Date; provided, that if the Merger is deemed not to constitute a reorganization within the meaning of Section 368(a) of the Code, as amended, each Stockholder may sell, contract to sell or otherwise dispose of 30% of the shares of Home Common Stock acquired by such Stockholder as part of the Merger Consideration without regard to the restrictions set forth above. Each Stockholder's agreement to these restrictions on stock sales is subject to and conditioned upon such Stockholder entering into an employment agreement with Home in form and substance satisfactory to Home and such Stockholder on or before the Closing Date. This Section 7 shall be effective upon the Closing of the Merger and shall survive termination of this Agreement upon the Closing of the Merger.

               (b) In consideration of the stock transfer restrictions in
        Section 7(a), in addition to any dividends payable in respect of the Home Common Stock beneficially owned by such Stockholder, Home shall pay each Stockholder on the first anniversary of the Closing Date, a cash payment equal to 5% per annum of the market value of 66 2/3% of the shares of Home Common Stock beneficially acquired by such Stockholder as part of the Merger Consideration. The market value of such Home Common Stock shall be fixed on the Closing Date based upon the Weighted Average Home Stock Price (as defined in the Merger Agreement).

               (c) Home shall take reasonable steps to facilitate each Stockholder's exercise of his right to pledge, margin or hedge his beneficial ownership of Home Common Stock as permitted in Section 7(a).

        Section 8. Voidability. If prior to the execution hereof, the Board of Directors of Garage shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Home or Sub would become, or could reasonably be expected to become an "interested stockholder" with whom Garage would be prevented for any period pursuant to Section 203 of the DGCL or the Certificate of Incorporation of Garage from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable unless within two Business Days of this Agreement becoming void and unenforceable, such authorization and approval by Garage's Board of Directors shall have been duly and validly obtained, in which case this Agreement shall be immediately reinstated and shall be effective on and after such date without any further action on the part of the parties hereto.

        Section 9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Garage makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of Garage to the extent specifically permitted by the Merger Agreement.

        Section 10. Affiliate Agreements. Prior to the Effective Time, each Stockholder hereby agrees to execute and deliver to Home a Rule 145 Affiliate Agreement, substantially in the form of Exhibit A to the Merger Agreement.

        Section 11. Further Assurances. Each Stockholder shall, upon request of Home, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Home to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in Home and the other irrevocable proxies described therein.

        Section 12. Termination. This Agreement, and all rights and obligations of the parties hereunder, including without limitation the irrevocable proxy granted herein, shall terminate upon the first to occur of (i) the date upon which the Merger Agreement is terminated in accordance with its terms, (ii) December 31, 1997, (iii) as provided in Section 8 hereof and (iv) if the Merger Agreement is not executed by the parties thereto on or before August 29, 1997. Otherwise, this Agreement, and all rights and obligations of the parties hereunder, including without limitation the irrevocable proxy granted herein but excluding Section 7 hereof, shall terminate upon the Effective Time of the Merger.

        Section 13.    Miscellaneous.

               (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned such terms in the Merger Agreement.

               (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Home, to the address set forth in Section 9.4 of the Merger Agreement; and (ii) if to a Stockholder, to the address set forth in Schedule A hereto, or such other address as may be specified in writing by such Stockholder.

               (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of Home and such Stockholder and delivered to Home and such Stockholder.

               (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent.

             (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

             (i) Each Stockholder agrees that irreparable damage would occur and that Home would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Home shall be entitled to an injunction or injunctions to prevent breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
        (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement of any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. It is further agreed that any breaching or defaulting party hereunder shall pay to the other parties hereto such out of pocket costs and expenses, including legal and accounting fees, as are reasonably incurred in pursuit of such parties' remedies hereunder.

             (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party. Home hereby agrees with Stockholder that the Merger Agreement shall not be amended, modified or altered in any material respect, or any material provision thereof waived, without the consent of Stockholder. Without limiting the generality of the foregoing, no amendment or modification to the Merger Agreement that materially changes the form or amount of the Merger Consideration shall be effective unless Stockholder shall have consented to such amendment or modification.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

        IN WITNESS WHEREOF, Home and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                      HOUSEHOLD INTERNATIONAL, INC.


                                      By: /s/ JOHN W. BLENKE
                                         --------------------------------------
                                      Title: VP & Asst. Secretary
                                         --------------------------------------

                                       /s/ Rocco J. Fabiano
                                      -----------------------------------------
                                      Rocco J. Fabiano, individually and as
                                      trustee


                                      -----------------------------------------
                                      Joan Fabiano, individually and as trustee

                                       /s/ GARY S. BURDICK
                                      -----------------------------------------
                                      Gary S. Burdick


                                      -----------------------------------------
                                      Mary Burdick

                                       /s/ RELLEN M. STEWART
                                      -----------------------------------------
                                      Rellen M. Stewart


                                      -----------------------------------------
                                      Claudia Stewart


                                      -----------------------------------------
                                      Jack Fitzpatrick, Trustee

        IN WITNESS WHEREOF, Home and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                      HOUSEHOLD INTERNATIONAL, INC.


                                      By:
                                         --------------------------------------
                                      Title:
                                         --------------------------------------


                                      -----------------------------------------
                                      Rocco Fabiano, individually and as trustee

                                       /s/ JOAN FABIANO
                                      -----------------------------------------
                                      Joan Fabiano, individually and as trustee


                                      -----------------------------------------
                                      Gary S. Burdick


                                      -----------------------------------------
                                      Mary Burdick

                                       /s/ RELLEN M. STEWART
                                      -----------------------------------------
                                      Rellen M. Stewart


                                      -----------------------------------------
                                      Claudia Stewart


                                      -----------------------------------------
                                      Jack Fitzpatrick, Trustee

        IN WITNESS WHEREOF, Home and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                      HOUSEHOLD INTERNATIONAL, INC.


                                      By:
                                         --------------------------------------
                                      Title:
                                         --------------------------------------


                                      -----------------------------------------
                                      Rocco Fabiano, individually and as trustee


                                      -----------------------------------------
                                      Joan Fabiano, individually and as trustee


                                      -----------------------------------------
                                      Gary S. Burdick

                                      /s/ MARY BURDICK
                                      -----------------------------------------
                                      Mary Burdick

                                      /s/ RELLEN M. STEWART
                                      -----------------------------------------
                                      Rellen M. Stewart

                                      /s/ CLAUDIA STEWART
                                      -----------------------------------------
                                      Claudia Stewart

                                      /s/ JACK FITZPATRICK
                                      -----------------------------------------
                                      Jack Fitzpatrick, Trustee

                                   SCHEDULE A

Name and Address of Stockholder                     Number of Stockholder Shares
-------------------------------                     ----------------------------

        Rocco J. Fabiano and Joan Fabiano, Trustees           557,723
        Fabiano Family Trust
        1646 Lugano Lane
        Del Mar, California 92014

        Rocco J. Fabiano and Joan Fabiano                      21,666
        Fabiano SEP-IRA
        1646 Lugano Lane
        Del Mar, California 92014

        Jack Fitzpatrick, Trustee                              57,615
        Fabiano Irrevocable Trust
        1070 Calle Anacapa
        Olivenhain, California 92024

        Gary S. Burdick and Mary Burdick                      605,000
        3315 Rocking Horse Circle
        Encinitas, California 92024

        Rellen M. Stewart and Claudia Stewart                 431,000
        3374 Rocking Horse Circle
        Encinitas, California 92024

                                                                       EXHIBIT F

                            TAX REPRESENTATION LETTER
                                       OF
                          HOUSEHOLD INTERNATIONAL, INC.
                                       AND
                           HOUSEHOLD AUTO CORPORATION


                                                      _________________ __, 1997

Cooley Godward LLP                                    Wilmer, Cutler & Pickering
One Maritime Plaza, 20th Floor                        2445 M Street, N.W.
San Francisco, CA  94111                              Washington, D.C.  20037

RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER (THE "PLAN OF MERGER") DATED AS OF AUGUST __, 1997, BY AND AMONG HOUSEHOLD INTERNATIONAL, INC., A DELAWARE CORPORATION ("PARENT"), HOUSEHOLD AUTO CORPORATION, A DELAWARE CORPORATION AND A WHOLLY OWNED DIRECT SUBSIDIARY OF PARENT ("MERGER SUB"), AND ACC CONSUMER FINANCE CORPORATION, A DELAWARE CORPORATION (THE "COMPANY") AND THE RELATED CERTIFICATE OF MERGER BETWEEN MERGER SUB AND THE COMPANY (THE "CERTIFICATE OF MERGER").

Ladies and Gentlemen:

         This letter is supplied to you to assist you with your review of the federal income tax consequences of the Merger (the "Tax Consequences") and with your preparation of the discussion of the Tax Consequences for Parent's Form S-4 Registration Statement to be filed in connection with the Merger (the "Discussion"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan of Merger. The Plan of Merger and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

         After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time and thereafter where relevant:

         1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub at the Effective Time of the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company at the Effective Time of the Merger will continue to be held by the Company after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by


                                       1.

the Company immediately following the Merger, the following assets will be treated as property held by the Company or Merger Sub, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company or Merger Sub to pay stockholders of the Company in connection with the exercise of dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distributions, redemptions or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

         2. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

         3. Prior to the Merger, Parent will be in "Control" of Merger Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

         4. Parent has no plan or intention to cause the Company to issue additional shares of stock after the Merger, or to take any other action, that would result in Parent losing Control of the Company;

         5. Parent has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

         6. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulations Section 1.368-2(j)(4), Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation, including Parent or its affiliates; to sell, distribute or otherwise dispose of the stock of the Company; to cause the Company to sell or otherwise dispose of the stock of the Company; or to cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub except for dispositions made in the ordinary course of business or payment of expenses incurred by Merger Sub or the Company pursuant to the Merger;



                                       2.

         7. Parent intends that, following the Merger, the Company will continue its historic business or use a significant portion of the Company's historic business assets in a business;

         8. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or affiliates of Parent;

         9. Parent is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

         10. No stockholder of the Company is acting as an agent for Parent in connection with the Merger or the approval thereof; Parent will not reimburse any stockholder of the Company for any stock of the Company such stockholder may have purchased or for other obligations such stockholder may have incurred;

         11. Neither Parent nor Merger Sub is, or will be at the Effective Time, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

         12. Except with respect to (i) payments of cash to stockholders of the Company in connection with the exercise of dissenters' rights, (ii) payments of cash to stockholders of the Company in lieu of fractional shares of Parent Common Stock, and (iii) payments of cash to stockholders of the Company pursuant to Section 3.2(a) of the Plan of Merger (such amounts not to exceed ten percent (10%) of the aggregate consideration to be received by such stockholders for their Company Common Stock)("Cash Consideration"), one hundred percent (100%) of the stock of the Company outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Merger Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for stock of the Company other than Parent Common Stock;

         13. The total fair market value of all consideration other than Parent Common Stock received by stockholders of the Company in the Merger in exchange for their stock of the Company (including, without limitation, Cash Consideration and cash paid to stockholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be less than twenty percent (20%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

         14. The fair market value of the Parent Common Stock and Cash Consideration received by each stockholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by stockholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;



                                       3.

         15. Merger Sub, Parent, the Company and the stockholders of the Company will each pay separately its or their own expenses relating to the Merger;

         16. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any stockholder of the Company in connection with the Merger;

         17. The terms of the Agreements are the product of arm's length negotiations;

         18. None of the compensation, if any, received or to be received from Parent or Merger Sub by any stockholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation, if any, paid or to be paid by Parent or Merger Sub to any stockholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services; and

         19. Parent and Merger Sub are authorized to make all of the representations set forth herein.

         The undersigned recognize that (i) your Discussion will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your Discussion will be subject to certain limitations and qualifications, including that they may not be relied upon if any such representations are not accurate in all material respects.

         The undersigned recognize that your Discussion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth therein.

                                             Very truly yours,

                                             HOUSEHOLD INTERNATIONAL, INC.,
                                             A DELAWARE CORPORATION



                                             By:________________________________

                                             Title:_____________________________



                                             HOUSEHOLD AUTO CORPORATION,


                                       4.

                                             A DELAWARE CORPORATION



                                             By:________________________________

                                             Title:_____________________________



                                       5.

                            TAX REPRESENTATION LETTER
                                       OF
                        ACC CONSUMER FINANCE CORPORATION


                                                     __________________ __, 1997


Cooley Godward LLP                                   Wilmer, Cutler & Pickering
One Maritime Plaza, 20th Floor                       2445 M Street, N.W.
San Francisco, CA 94111                              Washington, D.C.  20037

RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER (THE "PLAN OF MERGER") DATED AS OF AUGUST __, 1997, BY AND AMONG HOUSEHOLD INTERNATIONAL, INC., A DELAWARE CORPORATION ("PARENT"), HOUSEHOLD AUTO CORPORATION, A DELAWARE CORPORATION AND A WHOLLY OWNED DIRECT SUBSIDIARY OF PARENT ("MERGER SUB"), AND ACC CONSUMER FINANCE CORPORATION, A DELAWARE CORPORATION (THE "COMPANY") AND THE RELATED CERTIFICATE OF MERGER BETWEEN MERGER SUB AND THE COMPANY (THE "CERTIFICATE OF MERGER").

Ladies and Gentlemen:

         This letter is supplied to you to assist you with your review of the federal income tax consequences of the Merger (the "Tax Consequences") and with your preparation of the discussion of the Tax Consequences for Parent's Form S-4 Registration Statement to be filed in connection with the Merger (the "Discussion"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan of Merger. The Plan of Merger and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements".

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time and thereafter where relevant:

         1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. The Company will retain at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger will be held by the Company immediately after the Merger. For purposes of this representation, any amounts paid by the Company to dissenters, any amounts paid by the Company to stockholders who receive cash or other property, any amounts used by the Company to pay reorganization expenses, and all redemptions and distributions

                                       1.

(except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger;

         2. Other than in the ordinary course of business, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger;

         3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

         4. At the Effective Time, the Company will have no outstanding equity interests other than those disclosed in Section 4.3 of the Plan of Merger and the related Section 4.3 of the Disclosure Schedule. At the Effective Time, except as specified in the Agreements, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company stock or any other equity interest in the Company;

         5. In the Merger, shares of stock of the Company representing "Control" of the Company will be exchanged solely for shares of voting stock of Parent; at the Effective Time there will exist no rights to acquire Company stock or to vote (or restrict or otherwise control the vote of) shares of stock of the Company which, if exercised, would affect Parent's acquisition and retention of Control of the Company. For purposes of this paragraph, shares of the stock of Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to the stockholders of the Company pursuant to Section 3.2(a) of the Plan of Merger (such amounts not to exceed ten percent (10%) of the aggregate consideration to be received by such stockholders for their Company Common Stock)("Cash Consideration") and cash paid to stockholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be treated as shares of stock of the Company outstanding at the Effective Time but not exchanged for shares of voting stock of Parent. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

         6. The total fair market value of all consideration other than shares of Parent Common Stock to be received by stockholders of the Company in the Merger in exchange for their stock of the Company (including, without limitation, Cash Consideration and cash paid to stockholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be less than twenty percent (20%) of the aggregate fair market value of shares of stock of the Company outstanding immediately prior to the Merger;

                                       2.

         7. The Company has no plan or intention to issue additional shares of stock after the Merger, or to take any other action, that would result in Parent losing Control of the Company;

         8. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulations Section 1.368-2(j)(4), the Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business or to pay expenses incurred by the Company pursuant to the Merger;

         9. The Company intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger;

         10. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

         11. The fair market value of the Company's assets will, at the Effective Time, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

         12. The Company is not an "investment company" within the meaning of
Section 368(a)(2)(F)(iii) and (iv) of the Code;

         13. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

         14. The fair market value of the total merger consideration received and to be received by each stockholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate total consideration received and to be received by stockholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

         15. Merger Sub, Parent, the Company and the stockholders of the Company will each pay separately its or their own expenses relating to the Merger;

         16. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any stockholder of the Company in connection with the Merger;

         17. The terms of the Agreements are the product of arm's length negotiations;

         18. None of the compensation received by any stockholder employee/consultant of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any stockholder employee/consultant of the Company will be separate consideration for, or allocable to, any

                                       3.

employment agreement, consulting agreement or any covenant not to compete; and the compensation paid to any stockholder employee/consultant of the Company will be for services actually rendered (or for refraining from rendering competitive services to others) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services/restrictions; and

         19. The Company is authorized to make all of the representations set forth herein.

         The undersigned recognizes that (i) your Discussion will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your Discussion will be subject to certain limitations and qualifications, including that they may not be relied upon if any such representations are not accurate in all material respects.

         Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

         The undersigned recognizes that your Discussion will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly stated.

                                              Very truly yours,

                                              ACC CONSUMER FINANCE CORPORATION,
                                              a Delaware corporation



                                             By:________________________________

                                             Title:_____________________________


                                       4.